LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              One Riverfront Plaza
                              Newark, NJ 07102-5490
                                 (973) 643-8000
                                   Facsimile:
                                 (973) 643-6111




                               September 20, 2002


BY HAND
-------

Kristi Izzo, Secretary
New Jersey Board of Public Utilities
Two Gateway Center
Newark, New Jersey  07102

               Re: Petition of Atlantic City Electric Company for a Bondable Stranded Costs Rate Order in Accordance with N.J.S.A. 48:3-49 et seq. BPU Docket No. EF01060394

Dear Secretary Izzo:

          In connection with the Board of Public Utilities' (the "Board") approval of the above-referenced proceeding, Atlantic City Electric Company ("Atlantic") respectfully submits its executed consent to the Board's Bondable Stranded Costs Rate Order.

          If you have any questions, please do not hesitate to contact me at 973-643-8000. Your assistance in this matter is greatly appreciated.

                                                 Respectfully submitted,



                                                 Stephen B. Genzer

Enclosure
cc:    Service List

         In the Matter of the Petition of Atlantic City Electric Company
                    for a Bondable Stranded Costs Rate Order
                   in Accordance with N.J.S.A. 48:3-49 et seq.
                           BPU Docket No. EF 01060394

--------------------------------------------------------------------------------

Dr. Fred Grygiel, Chief Economist    Ray Lamboy, DAG
Office of the Economist              Department of Law & Public Safety
Board of Public Utilities            Division of Law
Two Gateway Center                   124 Halsey Street, P.O. Box 45029
Newark, NJ 07102                     Newark, NJ 07101
Phone:  (973) 648-3860               Phone:  (973) 648-4726
Fax:  (973) 648-4410                 Fax:  (973) 648-3879

Mark Beyer, Manager                  Seema M. Singh, Director
Office of the Economist              Division of Ratepayer Advocate
Board of Public Utilities            31 Clinton Street, 11th Fl., P.O. Box 46005
Two Gateway Center                   Newark, NJ 07101
Newark, NJ 07102                     Phone:  (973) 648-7112
Phone:  (973) 648-3414               Fax:  (973) 624-1047
Fax:  (973) 648-4410
                                     Badrhn Ubushin, Esq.
Nusha Wyner, Director                Division of Ratepayer Advocate
Division of Energy                   31 Clinton Street, 11th Fl., P.O. Box 46005
Board of Public Utilities            Newark, NJ 07101
Two Gateway Center                   Phone:  (973) 648-2690
Newark, NJ 07102                     Fax:  (973) 624-1047
Phone:  (973) 648-7290
Fax:  (973) 648-2467                 Stephen B. Genzer, Esq.
                                     LeBoeuf, Lamb, Greene & MacRae, LLP
George Riepe                         One Riverfront Plaza, 6th Floor
Division of Energy                   Newark, NJ 07102-5490
Board of Public Utilities            Phone:  (973) 643-8000
Two Gateway Center                   Fax:  (973) 643-6111
Newark, NJ 07102
Phone:  (973) 648-2160               Mark L. Mucci, Esq.
Fax:  (973) 648-2467                 LeBoeuf, Lamb, Greene & MacRae, LLP
                                     One Riverfront Plaza, 6th Floor
Elise Goldblat, SDAG                 Newark, NJ 07102-5490
Department of Law & Public Safety    Phone:  (973) 643-8000
Division of Law                      Fax:  (973) 643-6111
124 Halsey Street, P.O. Box 45029
Newark, NJ 07101
Phone:  (973) 648-3174
Fax:  (973) 648-3879

Colleen A. Foley, Esq.                  Geoffrey Hurley, Esq.
LeBoeuf, Lamb, Greene & MacRae, LLP     Latham & Watkins
One Riverfront Plaza, 6th Floor         885 Third Avenue
Newark, NJ 07102-5490                   New York, NY  10022
Phone:  (973) 643-6662                  Phone: (212) 906-1243
Fax:  (973) 643-6111
                                        Jack Kattan
Charles F. Morgan                       Morgan Stanley
Manager, Regulatory Restructuring       1585 Broadway
Conectiv Power Delivery                 New York, NY 10036
5100 Harding Highway, Suite 155         Phone: (212) 761-1850
Mays Landing, NJ 08330                  Fax: (212) 761-0872
Phone:  (609) 625-5856
Fax:  (609) 625-5838                    Andrea Zana
                                        Morgan Stanley
Donna Kinzel                            1585 Broadway
Assistant Treasurer                     New York, NY 10036
Conectiv
800 King Street                         David Rush
P.O. Box 231                            Bear Stearns & Co., Inc.
Wilmington, DE 19899                    245 Park Avenue
Phone:  (302) 429-3004                  New York, NY 10167
Fax:  (302) 429-3188
                                        James A. Rothschild
Jay Ziminsky, Finance Manager           Rothschild Financial Consulting
Treasury Department                     115 Scarlet Oak Drive
Conectiv                                Wilton, CT  06897
800 King Street
P.O. Box 231
Wilmington, DE 19899
Phone:  (302) 429-3115
Fax:  (302) 429-3006

Thomas P. Dwyer, Esq.
Special Counsel
Conectiv
800 King Street
P.O. Box 231
Wilmington, DE 19899
Phone:  (302) 429-3045
Fax:  (302) 429-3188

                             CONSENT OF THE COMPANY

Pursuant to Section 19 of the Act, the Company hereby consents to all of the terms of this Financing Order, this 20th day of September, 2002.



                                          ATLANTIC CITY ELECTRIC COMPANY
                                          BY:



                                          /s/  Joseph M. Rigby
                                          --------------------------------------
                                          Joseph M. Rigby, President
                                          Atlantic City Electric Company




ACE Bondable Stranded Costs Rate Order       35        BPU Dcoket No. EF01060394

                                                           Agenda Date:  9/18/02
                                                                Agenda Item:  2B




                               STATE OF NEW JERSEY
                            Board of Public Utilities
                               Two Gateway Center
                                Newark, NJ 07102


IN THE MATTER OF THE PETITION OF ATLANTIC CITY    )
ELECTRIC COMPANY FOR A BONDABLE STRANDED          )
COSTS RATE ORDER IN ACCORDANCE WITH N.J.S.A.      )
48:3-49 et seq., TO AUTHORIZE THE IMPOSITION OF A )
NON-BYPASSABLE TRANSITION BOND CHARGE AND A       )
RELATED MARKET TRANSITION CHARGE-TAX              )
COMPONENT, TO AUTHORIZE THE RECOVERY AND          )
REFINANCING OF CERTAIN OF ITS RECOVERY-ELIGIBLE   )         BONDABLE
STRANDED COSTS AND THE SALE OF BONDABLE           )      STRANDED COSTS
TRANSITION PROPERTY, TO AUTHORIZE THE ISSUANCE    )        RATE ORDER
AND SALE OF TRANSITION BONDS UP TO AN             )
AGGREGATE PRINCIPAL AMOUNT CONSISTENT WITH        )
N.J.S.A. 48:3-62 TO RECOVER PETITIONER'S RECOVERY-)  DOCKET NO. EF01060394
ELIGIBLE STRANDED COSTS, AND TO AUTHORIZE THE     )
APPLICATION OF TRANSITION BOND PROCEEDS TO BUY    )
DOWN OR BUY OUT LONG-TERM POWER PURCHASE          )
CONTRACTS, TO RETIRE OUTSTANDING DEBT, EQUITY     )
OR BOTH, AND TO APPROVE THE METHODOLOGY FOR       )
THE CALCULATION AND ADJUSTMENT OF THE             )
TRANSITION BOND CHARGE AND MARKET TRANSITION      )
CHARGE-TAX RELATED THERETO.                       )



                             (SERVICE LIST ATTACHED)


     LeBoeuf, Lamb, Greene & MacRae, LLP, Stephen B. Genzer, Esq. and Colleen A.
          Foley, Esq., Newark, New Jersey, Counsel for Atlantic City Electric Company.

     Fred S. Grygiel, Chief Economist, and Mark C. Beyer, Manager, Office of the
          Economist, and Larry P. Gentieu, Division of Energy, on behalf of the Staff of the Board of Public Utilities and Ray Lamboy, Deputy Attorney General.

     Badrhn Ubushin, Deputy Ratepayer Advocate, Division of the Ratepayer
          Advocate.


BY THE BOARD:

By Petition filed with the Board of Public Utilities (the "Board" or "BPU") on June 25, 2001 (the "Petition"), Atlantic City Electric Company, (the "Company" or "Atlantic"), for purposes of recovering the stranded costs deemed eligible for rate recovery by the Board in the Summary Order dated July 15, 1999, which was more fully detailed in the Final Decision and Order dated March 30, 2001 ("Restructuring Order"), in BPU Docket Nos. E097070455, E097070456 and E097070457 and OAL Docket Nos. PUC-7311-97 and PUC 7312-97, together with other bondable stranded costs described in the Electric Discount and Energy Competition Act (the "Act"), P.L. 1999, c. 23, codified at N.J.S.A. 48:3-49, et seq., and to enable the Company to comply with the rate reduction requirements determined by the Board to be necessary and appropriate consistent with the provisions of Sections 4 and 13 of the Act, requests that the Board issue an irrevocable Bondable Stranded Costs Rate Order (the "Financing Order") to authorize: (i) the recovery of $420.833 million of recovery-eligible stranded costs, and $19.167 million of transaction costs resulting from the issuance of the transition bonds described herein; (ii) the imposition of a usage-based nonbypassable transition bond charge (the "TBC"), as provided in Section 18 of the Act, and the collection of such charge by the Company or another entity approved by the Board; (iii) the Company to transfer its interest in the Bondable Transition Property (as defined below) in respect of such TBC to a financing entity approved by the Board; (iv) the issuance and sale of up to $440 million aggregate principal amount of transition bonds, series 2002-1 (the "Transition Bonds") by a financing entity approved by the Board to securitize the recovery of a portion of the Company's bondable stranded costs (the "Transition Bond Transaction") and to apply the net proceeds of the Transition Bonds for the purposes of reducing the amount of its otherwise recovery-eligible stranded costs through the buydown or buyout of long-term power purchase contracts, or to retire or refinance the Company's outstanding debt, equity or both; (v) the methodology for the calculation and adjustment of a tax component (the "MTC-Tax") to be included in its nonbypassable market transition charge (the "MTC") and the collection of such charge as previously authorized by the Board in the Restructuring Order to recover federal income and state corporation business taxes, if applicable, associated with the Bondable Transition Property (as defined below) and the collection of the TBC and the MTC-Tax (the "MTC-Tax Component") to reconcile future tax rates and MTC-Tax collections to assure full recovery of the MTC-Tax Component; and (vi) the methodology for the calculation and adjustment of the TBC. Additionally, the Company asks that the Board modify its Order dated July 21, 2000, in Docket No. EM99110870 to permit the Company to securitize its nuclear generation stranded costs prior to the Board's final review and determination of the recovery-eligible stranded costs associated with the Company's fossil generation assets.

The Company states that the proceeds of the Transition Bonds (net of Upfront Transaction Costs (as defined below)) will be used by or on behalf of the Company for the purposes of reducing the amount of its otherwise recovery-eligible stranded costs, through the retirement of debt or equity, or both, of the Company consistent with Section 14 of the Act, and to buy down or buy out Board-approved long-term power purchase contracts ("NUG Contracts")/1 consistent with Section 14.

The Company estimates that the Transition Bond Transaction will result in present value savings over the term of the Transition Bonds. Exhibit A of this Order sets forth a calculation of the net present value benefits of the Transition Bond Transaction based on the assumptions contained herein. The Company's MTC and TBC will be trued up to reflect the terms of the

--------
1 Pursuant to a Board Order dated November 10, 1999, the Company bought out an existing Board-approved NUG Contract with the Pedricktown Cogeneration Limited Partnership in BPU Docket No. EE99090685. Pursuant to a Board Order dated December 6, 2000, the Company bought down an existing Board-approved NUG Contract with American Ref-Fuel Company of Delaware Valley, L.P. in BPU Docket No. EM00060388.


ACE Bondable Stranded Costs Rate Order        2        BPU Docket No. EF01060394
actual Transition Bond Transaction so that, among other things, any incremental savings from the actual Transition Bond Transaction, beyond those anticipated and already provided to customers of the Company, will benefit such customers through adjustments to the TBC and MTC.


1.   PROCEDURAL HISTORY

On April 30, 1997, the Board issued an Order adopting and releasing a document entitled "Restructuring the Electric Power Industry in New Jersey: Findings and Recommendations" (the "Final Report"). The Final Report contained the findings and recommendations concerning the future structure of the electric power industry in New Jersey, including the recommendation that in the future electric consumers be offered a choice of electric power suppliers in order to effectuate substantial economic benefits by way of lower electric bills and the provision of more service options to the State's residents and businesses.

Recognizing that there were a number of substantial procedural steps necessary to implement the recommended policies and to prepare for the commencement of retail competition, the Board directed in the Order adopting the Final Report that each of the State's four investor owned electric utilities make three filings: a rate unbundling petition, a stranded cost petition, and a restructuring plan.

On July 11, 1997, the Board issued an Order Establishing Procedures, wherein it determined to transmit each utility's rate unbundling and stranded cost filings to the Office of Administrative Law (the "OAL") for hearings and the issuance of an Initial Decision. The Board also determined to retain the restructuring plan filings for its own review and, as necessary, hearings.

On July 15, 1997, the Company filed its response to the Final Report. The Company's unbundling and stranded costs proceedings were transmitted to the OAL and assigned to Administrative Law Judge William Gural ("ALJ Gural") (BPU Docket Nos. EO97070455 and EO97070456 respectively). The restructuring Petition was retained by the Board (BPU Docket No. EO97070457).

Nine days of evidentiary hearings on the unbundling and stranded costs proceedings were conducted by ALJ Gural at the OAL between February 17, 1998 and February 27, 1998. During that time period, witnesses were cross-examined on their prefiled direct testimony, as well as on any filed rebuttal or surrebuttal testimony. At the close of hearings, a briefing schedule was adopted by ALJ Gural. Initial Briefs were filed in March, 1998. Reply Briefs were filed in April, 1998.

After the Company's unbundling and stranded cost hearings and briefing were completed at the OAL, approximately twenty additional days of evidentiary hearings were held before Commissioner Carmen J. Armenti between April 27 and May 28, 1998. During these dates, the parties presented testimony and conducted cross-examination on certain identified restructuring issues affecting all four electric utilities.

Following the close of hearings before Commissioner Armenti, briefs and reply briefs on the restructuring issues were filed on June 26 and July 17, 1998, respectively.

After requesting and receiving an extension of time from the Board, ALJ Gural issued an Initial Decision and Report on the Company's unbundling and stranded cost filings on August 19,


ACE Bondable Stranded Costs Rate Order        3        BPU Docket No. EF01060394

1998. The parties filed Exceptions and Replies to Exceptions to the Initial Decision with the Board in October and November, 1998, respectively.

On February 9, 1999, then-Governor Whitman signed the Act into law. The Act authorized the Board to permit competition in the electric generation and natural gas supply marketplaces and such other traditional utility areas as the Board determines. In addition, all four electric utilities were mandated to implement specific rate reductions over a period of four years. Among other things, the Act required the Board, by Order, to provide that by no later than August 1, 1999 each electric public utility would provide retail choice of electric power suppliers for its customers, reduce its aggregate level of rates for each customer class by no less than five percent, unbundle its rate schedules and establish so-called "shopping credits" applicable to the bills of retail customers who choose alternative electric power suppliers.

By Order dated February 11, 1999, the Board established guidelines and a schedule for the commencement of settlement negotiations among the parties in the Company's stranded costs, rate unbundling, and restructuring proceedings. The Board set a deadline for the submission to the Board of a negotiated settlement, which deadline was later extended. No comprehensive settlement was reached among all the parties; however, on June 9, 1999 a proposed Stipulation of Settlement ("Stipulation") was filed by the Company and four other parties. A proposed alternative stipulation of settlement ("Stipulation II") was submitted to the Board on June 15, 1999 by the Division of the Ratepayer Advocate and three other parties. The parties were provided the opportunity to submit comments to the Board on both Stipulations.

At its July 15, 1999 open public agenda meeting, the Board found that with certain modifications the Stipulation could serve as a reasonable framework for a fair and reasonable resolution of the matters and issued its Summary Order dated July 15, 1999 ("Summary Order") memorializing the Board's decision in BPU Docket Nos. EO97070455, EO97070456 and EO97070457. In that Summary Order, the Board determined, among other things, that the Company would have an opportunity to recover its net owned generation stranded costs (established definitively upon divestiture), as well as 100% of NUG Contract stranded costs, through the use of securitization, contingent upon such NUG Contract buyout or buydown or restructuring being approved by the Board and found to be consistent with the standards in Sections 13 and 14 of the Act.

Pursuant to a Board Order dated November 10, 1999, the Company bought out an existing Board-approved NUG Contract with the Pedricktown Cogeneration Limited Partnership in BPU Docket No. EE99090685. Pursuant to a Board Order dated December 6, 2000, the Company bought down an existing Board-approved NUG Contract with American Ref-Fuel Company of Delaware Valley, L.P. in BPU Docket No. EM00060388. On October 18, 2001, the Company closed on the sale of its nuclear generation assets for approximately $11.3 million, subject to certain adjustments, in accordance with the Board Orders dated July 21, 2000 and September 17, 2001 in BPU Docket No. EM99110870. Specifically, the Company sold its interests in the Salem Nuclear Generating Station Units 1 and 2 ("Salem") and the Hope Creek Nuclear Generating Station ("Hope Creek") to PSEG Power LLC, and one-half of its interest in the Peach Bottom Station Units 2 and 3 ("Peach Bottom") (collectively the "Nuclear Assets") to each of PSEG Power LLC and PECO Energy Company.

As noted above, the Company filed its Initial Petition in this securitization matter on June 25, 2001.


ACE Bondable Stranded Costs Rate Order        4        BPU Docket No. EF01060394

On July 26, 2002, the Company filed with the Board a copy of Amendment No. 1 to the Registration Statement of Atlantic City Electric Transition Funding LLC, a Delaware limited liability company (the "SPE"), the equity in which is wholly owned by the Company on Form S-3 (the "SEC Filing") relating to the Transition Bonds.

On September 12, 2002, a public legislative-type hearing was held before Commissioner Butler and Commissioner Hughes. Any party wishing to do so was afforded the opportunity to participate and present comments. The parties who participated in the hearing were the Company, the Board's Staff and the Division of the Ratepayer Advocate. Those testifying included a Company-sponsored panel of witnesses, including witnesses from Morgan Stanley & Co. Incorporated and Fitch Ratings, Inc. Witnesses from the Division of the Ratepayer Advocate and Bear, Stearns & Co. Inc., the Board's financial advisor, also appeared.

During the public legislative-type hearing, the Division of the Ratepayer Advocate stated that it did not oppose the proposed securitization transaction, but raised concerns about various alleged benefits of securitization to the Company, as well as certain issues related to stranded costs. The Company and the Ratepayer Advocate have agreed that those matters related to stranded costs should be addressed in the Company's pending deferral proceeding in BPU Docket No. ER02080510./2 The Board finds that such matters may be addressed in the deferral proceeding or other appropriate proceeding, however, the Bondable Transition Property described herein will not be altered by such consideration. Further, the Board believes that, to the extent there are any additional benefits as alleged by the Ratepayer Advocate, they can and will be reviewed in the Company's next electric base rate case. Any adjustments that are found to be appropriate following such review can be made at that time. We note that this approach is consistent with the approach taken in the Bondable Stranded Costs Rate Order, dated September 17, 1999, issued in connection with the Public Service Electric and Gas Company securitization transaction in BPU Docket No. EF99060390, and with the Bondable Stranded Costs Rate Order, dated February 6, 2002, issued in connection with the Jersey Central Power & Light Company securitization transaction in BPU Docket No. EF99080615.


2.   TRANSITION BOND TRANSACTION

a.   Proposed Structure

A general description of the Transition Bond Transaction structure proposed by the Company follows. This proposed structure is subject to modification, depending upon the requirements of tax authorities, input from underwriters in connection with the marketing of the Transition Bonds and negotiations with nationally recognized statistical rating organizations (collectively the "rating agencies") selected by the Company to assign credit ratings to the Transition Bonds. The Company states that the proposed structure is intended to ensure that the Company's customers pay the lowest TBC consistent with market conditions at the time of pricing and the terms of this Financing Order, in compliance with the requirement of Section 14(b)(4) of the Act. The Company has also requested that the Board authorize the execution of hedging arrangements at the time of pricing as described in Section 2(e) hereof. Pricing of the Transition Bonds will be determined by the Company in consultation with the underwriters and approved by a designee of the Board (the "Designee") subject to the guidelines contained in Appendix F hereto. The structure and terms of the Transition Bond Transaction will be fixed based on such approved pricing.

--------
2 The Company, the Division of the Ratepayer Advocate and the Board's Staff have agreed to address in the deferral proceeding the final accounting related to the transaction costs in the NUG Contract buyout and buydown, and the stranded costs related to the nuclear asset sale.


ACE Bondable Stranded Costs Rate Order        5        BPU Docket No. EF01060394

The Company states that the Bondable Stranded Costs to be securitized in this transaction are attributable to the Company's actual net investment in the Nuclear Assets and to the buyout and buydown of Board-approved NUG Contracts, net of (i) deferred income taxes attributable to the plants and (ii) certain other tax benefits. Such Bondable Stranded Costs are approximately $420.833 million, and the transaction costs are currently estimated at $19.167 million.

Section 14(c) of the Act permits the Board to authorize the issuance of Transition Bonds for utility generation plant stranded costs in an amount up to 75 percent of the total amount of an electric public utility's recovery-eligible utility generation plant stranded costs. Pursuant to prior Board orders cited herein and in Appendix I, the Board has found that for the purpose of determining the 75 percent the securitizable amount may be measured relative to the recoverable utility generation plant grossed up to account for the tax liability the Company will incur associated with the recovery of the net-of-tax stranded costs. Therefore, the Company's nuclear generation plant recovery-eligible stranded costs, based on a statutory federal and state tax rate of 40.85% and a net-of-tax recoverable stranded cost amount of $277.946 million, is approximately $470 million. The requested level of nuclear generation plant stranded cost securitization of $277.946 million represents approximately 59% of the total amount of the recovery-eligible nuclear generation related stranded costs, and thereby meets the requirements of Section 14(c) of the Act./3

The Company has requested the authority to recover its aforementioned Bondable Stranded Costs, and, in addition, the following bondable stranded costs relating to the Transition Bonds: (1) the costs (including, but not limited to, redemption premiums, unamortized costs of issuance, interest and preferred dividends accruing on or after the issuance of the Transition Bonds and other fees, costs and charges relating thereto), estimated at $9.734 million, of retiring the Company's debt or preferred equity, or both, with the proceeds of the Transition Bonds ("Capital Reduction Costs"); (2) the costs, estimated at $9.433 million, incurred to issue the Transition Bonds ("Upfront Transaction Costs"); and (3) principal and interest on the Transition Bonds, together with the costs of paying, refinancing, administering and servicing, credit enhancing, overcollateralizing and hedging the Transition Bonds as more fully described herein ("Ongoing Transition Bond Costs"). The Company has also requested approval of the methodology for the calculation and adjustment of the TBC and MTC-Tax related thereto.

The Company has also requested that, pursuant to this Financing Order, the Company be granted authority to recover through the sale of the Bondable Transition Property up to $440 million of its bondable stranded costs, including Capital Reduction Costs and Upfront Transaction Costs. Ongoing Transition Bond Costs will be recovered by the SPE through the assessment and collection of the TBC, a separate, nonbypassable, usage-based charge assessed and collected from all of the Company's customers and/or the customers of any electric distribution company that succeeds to all or a significant part of the electric distribution business within the Company's service territory as it exists today ("Successor Utility"), subject to Section 28 of the Act, which specifies when the TBC may be imposed on power produced by on-site generation facilities.

The bondable stranded costs whose recovery is approved pursuant to this Financing Order are referred to in this Financing Order as the "Bondable Stranded Costs."

--------
3 On September 10, 2002, the Company provided a certification indicating that, based on preliminary information from prospective bidders, "it seems highly likely that the sale of ACE's fossil assets will result in additional utility generation plant stranded costs." See Certification of Charles F. Morgan, Jr., paragraph 4 (dated September 10, 2002).


ACE Bondable Stranded Costs Rate Order        6        BPU Docket No. EF01060394

The Company states that the principal asset supporting the Transition Bonds will be bondable transition property, which is property created by the Act and this Financing Order that includes (a) the irrevocable right to charge, collect, receive and be paid from collections of, the TBC, in the amount necessary to provide for the full recovery of Ongoing Transition Bond Costs and all other bondable stranded costs determined to be recoverable in this Financing Order,
(b) all rights of the Company under this Financing Order, including, without limitation, all rights to obtain periodic adjustments of the TBC pursuant to
Section 15(b) of the Act and (c) all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing. The bondable transition property created by the Act and this Financing Order is herein referred to as the "Bondable Transition Property." For convenience of usage in this Financing Order, there are numerous references to the holding and transfer of the Bondable Transition Property by the Company and others. However, the Bondable Transition Property arises, and constitutes a vested, presently existing property right, only upon (i) its transfer to an assignee and (ii) receipt of consideration therefor. It will be vested in the SPE as an original right and not by assignment from any other entity. Pursuant to Section 16 of the Act, this Financing Order and the TBC are irrevocable upon this Financing Order becoming effective pursuant to Section 19 of the Act, and this Financing Order cannot be rescinded, altered, repealed, modified or amended by the Board or any other governmental entity, nor can it be impaired by the State of New Jersey, as pledged by the State of New Jersey in Section 17 of the Act.

The Company will sell its interest in the Bondable Transition Property to implement the Transition Bond Transaction to the SPE, a newly formed, nonutility, bankruptcy-remote special purpose entity, which is a Delaware limited liability company, the equity in which will be wholly-owned by the Company, in exchange for the net proceeds received by the SPE from the sale of the Transition Bonds. The Company will also make a cash capital contribution to the SPE in an amount that will at least equal 0.5% of the aggregate initial principal amount of the Transition Bonds. The capitalization amount for the Transition Bonds will be held in a separate subaccount (the "Capital Subaccount") as described in more detail below. The SPE will remit to the Company the proceeds from the sale of the Transition Bonds, in payment for the Bondable Transition Property.

Under Section 23 of the Act, the transfer to the SPE will be treated, for bankruptcy purposes, as a true sale and absolute transfer to the SPE, notwithstanding: (1) the fact that the Company acts as the collector or servicer of the TBC; (2) the treatment of such transfer as a financing for federal, state or local tax purposes or financial accounting purposes; (3) the capitalization of the SPE by the Company; or (4) the retention or acquisition of any rights listed in Section 23(a)(4) of the Act. The SPE will be a "financing entity" for purposes of the Act. The Company states that Board approval of the SPE and the Transition Bond Transaction in this Financing Order will constitute a finding that the SPE's activities will not violate any affiliate relation standards currently in effect or that the Board may adopt in the future.

The Company states that the SPE will issue and sell Transition Bonds, which will be either fixed or floating rate instruments, under an indenture ("Indenture") between the SPE and an institutional trustee (the "Transition Bond Trustee") supplemented by a supplemental indenture for the series 2002-1 bonds (the "Series Supplement"), and will purchase the Bondable Transition Property from the Company with the net proceeds received from the sale of the Transition Bonds. The SPE will issue and sell the Transition Bonds in a negotiated, fully underwritten public offering as asset-backed securities ("ABS"). According to the Company, all prior securitizations of utility stranded costs in other jurisdictions have been structured as ABS and sold on a negotiated basis and the expertise of an underwriter is critical to the structuring,


ACE Bondable Stranded Costs Rate Order        7        BPU Docket No. EF01060394
pricing and marketing of securities in the ABS market. Indeed, in other states where competitive bidding requirements generally exist, such as Massachusetts, competitive bidding of stranded cost securitization transactions either has been waived or has not been required. The Company asserts that a negotiated sale, as opposed to one accomplished through competitive bidding, should result in lower interest costs and will ensure that the Company's customers pay the lowest TBC consistent with market conditions at time of pricing and the terms of this Financing Order, in compliance with the requirement of Section 14(b)(4) of the Act. If the Company sells floating rate instruments, it intends to enter into appropriate hedging arrangements, including interest rate caps, swaps or collars, which will have the effect of creating fixed interest rate obligations for the SPE.

The Company states that all of the assets of the SPE, including, without limitation, the Bondable Transition Property and the other collateral of the SPE (the "Other SPE Collateral"), will be pledged as collateral to secure the Transition Bonds. The Company notes that the Other SPE Collateral may include (without limitation): (i) the rights of the SPE under certain of the Transition Bond Transaction documents, including (a) a sale agreement and related bill of sale by which the SPE acquires the Bondable Transition Property and receives certain indemnification from the Company, (b) a servicing agreement (the "Servicing Agreement") by which the Company or any successor in that capacity acts as servicer of the Bondable Transition Property (the "Servicer"), and (c) an administration agreement by which the SPE will be administered will be with an affiliate of Atlantic; (ii) various trust accounts of the SPE, including, but not necessarily limited to, the Capital Subaccount, the overcollateralization subaccount for the series 2002-1 bonds (the "Overcollateralization Subaccount"), the reserve subaccount for the series 2002-1 bonds (the "Reserve Subaccount"), the series subaccount for the series 2002-1 bonds (the "Series Subaccount"), under which the Capital Subaccount, the Overcollateralization Subaccount and the Reserve Subaccount will be established, and the collection account (the "Collection Account"), under which will be established the foregoing accounts (as well as similar accounts for any other series of transition bonds later issued by the SPE) and a general subaccount (the "General Subaccount"); (iii) any investment earnings on amounts held by the Transition Bond Trustee, other than investment earnings released to the SPE or to counterparties under swap agreements, if any, in accordance with the Indenture and Series Supplement.

The Company requests, in accordance with Section 14 of the Act, that the Board approve Transition Bonds with scheduled amortizations upon issuance (1) not exceeding 15 years from the date of issuance in the case of Transition Bonds the proceeds of which will be used to reduce stranded costs related to utility-owned generation and (2) not exceeding the remaining term of a NUG Contract in the case of Transition Bonds the proceeds of which will be used to buy down or buy out such NUG Contract. The Company also requests that the Board approve stated maturities of up to two years (or, in the case of the Transition Bonds referred to in clause (2) above, three years) beyond the expected final scheduled maturity date of each class of Transition Bonds in order to minimize overcollateralization requirements and enhance the prospects of securing the highest possible credit rating for the Transition Bonds.

b.   Recovery of Upfront Transaction Costs

In order to issue Transition Bonds to achieve net savings for the benefit of its customers, the Company will incur Upfront Transaction Costs. Based on the currently estimated initial offering of $440 million of Transition Bonds, the Company has estimated that such amount will include Upfront Transaction Costs of approximately $9.433 million which may vary, in part, based on the factors described below. The Company states that these Upfront Transaction Costs will include,


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among other items, the underwriting fee, rating agency fees, financial advisory fees, accounting fees, SEC registration fees, printing and marketing expenses, trustees' fees, legal fees, servicing set-up fees and the administrative cost of forming the SPE. The Company has requested authority to recover the Upfront Transaction Costs from the proceeds of the sale of the Transition Bonds and to include such costs as Bondable Stranded Costs so that the right to recover such amounts will constitute a portion of the Bondable Transition Property. The Company indicates that to the extent payment of any Upfront Transaction Costs is required prior to the issuance of the Transition Bonds, the Company will pay such costs and then will be reimbursed from the proceeds of the Transition Bonds.

c.   Recovery of Capital Reduction Costs

The Company has requested recovery of approximately $9.734 million of Capital Reduction Costs of retiring the Company's debt and/or preferred equity, or both, including, but not limited to, any accrued interest or dividends accrued from and after the date of sale of the Transition Bonds, premium and other fees, costs and charges relating thereto, from the proceeds of the sale of the Transition Bonds and to include such Capital Reduction Costs as Bondable Stranded Costs so that the right to recover such amounts will constitute a portion of the Bondable Transition Property.

d.   Recovery of Ongoing Transition Bond Costs

The Company has requested recovery of Ongoing Transition Bond Costs through the TBC. The Company states that the primary Ongoing Transition Bond Costs are the periodic payments of principal and interest on the Transition Bonds (including past due and deferred amounts), and that other such costs include principally the annual servicing fee of .10% of the initial principal amount of all series of transition bonds that the SPE has issued (the "Servicing Fee") payable monthly in 12 equal amounts to the Company, in its capacity as the Servicer (as defined below), or such higher fee as may be payable to a successor Servicer (in an amount of up to 1.25% of the initial principal balance of all series of transition bonds that the SPE has issued), the ongoing cost of credit enhancement and the costs of overcollateralization. The Company states that there will also be a small amount of additional, ongoing costs associated with the Transition Bond Transaction, such as the administration fee, legal and accounting fees, directors' or managers' fees, rating agency fees, trustees' fees and other costs of operating the SPE. The Company states that these costs should be included as Bondable Stranded Costs to be recovered through the TBC in accordance with Section 14 of the Act, and the right to recover these costs as Bondable Stranded Costs will constitute a portion of the Bondable Transition Property.

e.   Approval of Final Terms and Conditions: Transition Bond Transaction

The Company states that upon the pricing of the Transition Bonds, it will cooperate with and provide such information to the Board's Designee as is reasonably requested in order that the Designee may make the certifications required below. To assist the Designee in making his or her required certifications, upon the pricing of the Transition Bonds, the Company will file with the Board's Designee a Pricing Advice Certificate, substantially in the form of Appendix D hereto. This document may be based in part on the advice of the Company's lead underwriter and will certify in substance that the structure and pricing of the Transition Bonds (including any hedging arrangement priced at the time of the pricing of the Transition Bonds as described below) assures that the Company's customers pay the lowest TBC consistent with then current market conditions and the terms of this Financing Order.


ACE Bondable Stranded Costs Rate Order        9        BPU Docket No. EF01060394


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The Company also states that prior to the approval by the Board's Designee of pricing of the Transition Bonds (including any hedging arrangement priced at the time of the pricing of the Transition Bonds), the Company's lead underwriter will provide a certificate substantially in the form of Appendix G hereto to the effect that, in its judgment and subject to the assumptions, qualifications and limitations contained therein, the structuring and pricing of the Transition Bonds (and any such hedging arrangement at the time of pricing) is reasonable in the light of then current market conditions and the terms of this Financing Order and will result in customers of the Company paying the lowest TBC consistent with then current market conditions and the terms of this Financing Order. Upon the filing of the Pricing Advice Certificate (at the time of the pricing of the Transition Bonds and any such hedging arrangement), the Company requests that the Board's Designee file with the Board a certificate (the "Designee Certification") substantially in the form of Appendix A hereto, (i) approving the pricing and the terms and conditions of the Transition Bonds (and any hedging arrangement), including (a) scheduled amortizations upon issuance
(1) not exceeding 15 years from the date of issuance in the case of Transition Bonds the proceeds of which will be used to reduce stranded costs related to utility-owned generation and (2) not exceeding the remaining term of a long-term power purchase agreement with a non-utility generator in the case of Transition Bonds the proceeds of which will be used to buy down or buy out such power purchase agreement and (b) stated maturities of up to two years (or, in the case of the Transition Bonds referred to in clause (a)(2) above, three years) beyond the expected final scheduled maturity date of each class of Transition Bonds and
(ii) stating that the structure and pricing of the Transition Bonds assures that the Company's customers pay the lowest TBC consistent with market conditions and the terms of this Financing Order. The Designee Certification will represent the Designee's final and irrevocable approval of the pricing of the Transition Bonds (including any hedging arrangement priced at the time of pricing Transition Bonds, as described below) and the terms and conditions of the Transition Bond Transaction. The Company states that such terms and conditions, including the expected principal amortization schedule (the "Expected Amortization Schedule"), will be fixed based on such approved pricing, and will include (a) scheduled amortizations upon issuance (1) not exceeding 15 years from the date of issuance in the case of Transition Bonds the proceeds of which will be used to reduce stranded costs related to utility-owned generation and (2) not exceeding the remaining term of a long-term power purchase agreement with a non-utility generator in the case of Transition Bonds the proceeds of which will be used to buy down or buy out such power purchase agreement, and such longer legal maturities as are required to obtain the highest possible credit rating on the Transition Bonds (up to two years (or, in the case of the Transition Bonds referred to in clause (a)(2) above, three years) beyond the expected final scheduled maturity date of each class of Transition Bonds). Payments on the Transition Bonds will be made semi-annually or quarterly, depending upon market conditions or rating agency considerations at the time of pricing. Exhibit C-1 of the Company's Petition contains forecasted principal and interest payments each year in the Transition Bond Transaction based upon the forecasted level of the Transition Bonds to be issued. Exhibit B hereto is an updated version of Exhibit C-1 to the Company's Petition. The ultimate Expected Amortization Schedule may be altered as a result of market conditions or rating agency requirements, and will be subject to the Designee's Guidelines contained in Appendix F hereto. The associated MTC-Tax collections may be adjusted from time to time to reflect the changing principal and interest components of the Transition Bond debt service.

If the structure, pricing, terms and conditions meet the requirements discussed above, the Company will be authorized under this Financing Order to undertake the Transition Bond Transaction. Prior to the pricing of the Transition Bonds, the Designee may obtain from the Board's financial advisor, Bear, Stearns & Co. (the "Financial Advisor"), recent secondary market trading levels of existing utility stranded cost securitization bonds, to the extent such


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information is available through public sources. To the extent such information is available, the Company anticipates that such information may, in part, be considered in connection with the pricing of the Transition Bonds. Finally, the Company has invited the Designee to be present at pricing, either in person or by telephone.

The Company states that one or more classes of the Transition Bonds may be issued as variable rate instruments under which the SPE will pay a fixed interest rate through the execution of an interest rate exchange agreement, an interest rate cap agreement or similar hedging arrangement. If, at the time of pricing of the Transition Bonds, the Company and its lead underwriter determine that such a hedging arrangement is expected to result in a lower interest cost on such classes of bonds or on all classes of an issue taken as a whole, the hedging arrangement will be competitively bid, will be described in the Pricing Advice Certificate (see Appendix D hereto) and the Company's lead underwriter will provide a certificate as to its reasonableness in accordance with Appendix G hereto, after which the arrangement will be subject to approval by the Designee in the Designee Certification. Any counterparty to such a hedging arrangement must have a credit rating consistent with achieving the highest possible ratings on the Transition Bonds.

The Company states that not later than five business days after the issuance and sale of the Transition Bonds, the Company will confirm to the Board, in an "Issuance Advice Letter", substantially in the form of Appendix B hereto, the actual interest rates (or formula for determining variable interest rates) on the Transition Bonds, the Expected Amortization Schedule, the Required Overcollateralization Schedule (as defined in Section 2(f) below) and the initial TBC and MTC-Tax, which will be calculated using the methodology approved hereby and described in Appendix C hereto. At such time, the Company will also file revised tariff sheets with the Board setting forth the initial TBC and MTC-Tax. The initial TBC and MTC-Tax and related revised tariff sheets will become effective the same day the Company files the Issuance Advice Letter and the revised tariff sheets, without further action by the Board.

f.   TBC

In accordance with Section 18 of the Act, the Company states the TBC will apply equally to each customer of the Company, regardless of class, based on the amount of electricity delivered to each customer through the transmission and distribution system of the Company or any Successor Utility within the Company's service territory as it exists today, subject to Section 28 of the Act, which specifies when the TBC may be imposed upon power produced by on-site generation facilities. Pursuant to Section 15(b) of the Act, the Company states that the TBC will be periodically adjusted from time to time, in accordance with the methodology approved in this Financing Order, to ensure that it is set at a level intended to recover the Ongoing Transition Bond Costs, including, without limitation: (1) the principal of (determined in accordance with the Expected Amortization Schedule as detailed in the Issuance Advice Letter), and interest on, the Transition Bonds authorized by the Board in this Financing Order; (2) the costs of operating and administering the SPE; (3) the costs of servicing the Transition Bonds, including servicing and trustee fees, expenses and indemnities, substantially as described in the SEC Filing; (4) amounts required to fund or replenish the Overcollateralization Subaccount in accordance with the overcollateralization schedule ("Required Overcollateralization Schedule"), or to fund or replenish any similar account which provides credit enhancement for the Transition Bonds, all as confirmed in the Issuance and Advice Letter; (5) the reimbursement of any amounts drawn from the Capital Subaccount pursuant to the Indenture, substantially as described in the SEC Filing, or the reimbursement of any drawn amounts from any similar account which provides


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credit enhancement for the Transition Bonds; and (6) the ongoing expenses, if any, of any other credit enhancement arrangements.

In Appendix C, the Company sets forth the general methodology by which it proposes to establish and adjust from time to time the TBC and the MTC-Tax. The Company states that the TBC and the MTC-Tax will be set and adjusted based on assumptions described in Appendix C, as those assumptions are adjusted from time to time based on various factors including, but not limited to, energy sales forecasts, customer payment and charge-off patterns, defaults by third party suppliers (as described herein), the Ongoing Transition Bond Costs (including unpaid amounts from prior periods and replenishment of credit enhancement, if applicable) and, with respect to the MTC-Tax, the applicable income tax rates in effect from time to time. In Exhibit B hereto, the Company has projected the initial TBC and the MTC-Tax using the methodology described in Appendix C and assuming the Ongoing Transition Bond Costs as described herein.

In accordance with Section 15(c) of the Act, the Company requests that the TBC remain in effect until the Bondable Stranded Costs, including, without limitation, the principal of, and accrued interest and acquisition or redemption premium on, any Transition Bonds issued to finance such Bondable Stranded Costs, have been paid in full and all other obligations and undertakings with respect thereto have been fully satisfied.

The Company states that each customer's monthly bill will reflect, either explicitly, or through a notation, that a portion of the charges on such bill represents amounts being collected on behalf of the SPE as owner of the Bondable Transition Property.

g.   Periodic Adjustments to the TBC and MTC-Tax

Section 15(b) of the Act requires that this Financing Order provide for mandatory periodic adjustments (each, a "TBC True-Up") to be made by the Board at least annually upon petition of the Company, its assignee or a financing entity, to ensure receipt of revenues sufficient to make payments related to Ongoing Transition Bond Costs (including unpaid amounts from prior periods and replenishment of credit enhancements, if applicable) by the payment dates designated by the Company in its TBC True-Up filing, such that the Transition Bonds will be retired in accordance with the Expected Amortization Schedule. Each TBC True-Up must be formula-based, and the Company intends to use the formula-based methodology described in Appendix C hereto. As Servicer, the Company states that it will be responsible for filing with the Board documentation for any TBC True-Up. (The Company, as Servicer under the Servicing Agreement, and any successor to the Company as servicer, are herein referred to as the "Servicer".)

Although the Company, as Servicer, will file for TBC True-Ups at least annually, the Company has requested authorization to file for adjustments of the TBC as often as monthly or quarterly, as may be determined from time to time in the future to be necessary to maintain the highest possible credit rating (all as set forth in the Servicing Agreement). Under Section 15(b) of the Act, the Servicer shall propose such TBC True-Up in a filing with the Secretary of the Board at least 30 days in advance of the date upon which it is requested to be effective. The TBC True-Up shall become effective on an interim basis on the date on which it is requested to be effective, in the absence of a Board Order to the contrary. Under Section 15(b) of the Act, in the absence of a Board order to the contrary, the periodic adjustment shall become final and nonappealable 60 days after the filing. The Company has requested that TBC True-ups go into effect at least annually, and that the Board confirm that the TBC True-Up will become effective or final, as the case may be, absent a finding by the Board of manifest error (for purposes of this


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Financing Order, "manifest error" is an arithmetic error evident on the face of such filing) in the application of the adjustment methodology approved herein. In the event of a finding of manifest error, the rate to be made effective will be the arithmetically corrected rate or, in the absence of agreement on the arithmetically corrected rate, the rate in effect for the prior period will remain in effect until the arithmetically corrected rate is made effective. The Company asserts that this standard for effectiveness is consistent with the other provisions of Section 15(b) of the Act that require that the TBC True-Up be implemented to ensure "timely payment" of, among other things, principal of, and interest and acquisition or redemption premium on, the Transition Bonds. The Company further asserts that in order to achieve the highest possible credit ratings on the Transition Bonds and, thus, to reduce costs to customers, the TBC True-Ups must be made final and nonappealable based upon this objective standard.

The Company will be entitled to request, and the Board will approve, mandatory periodic adjustments of the MTC-Tax (each, an "MTC-Tax True-Up"). Each MTC-Tax True-Up will be made at least annually to reconcile the income tax recovered to the income taxes required to be assessed to the Company on the taxable net revenue from the TBC and MTC-Tax. The reconciliation will be made in the same manner and at the same time as the TBC True-Up to ensure receipt of revenues sufficient to assure recovery of the MTC-Tax. Upon petition of the Company, the MTC-Tax will be adjusted based upon assumptions described in Appendix C hereto, as those assumptions are adjusted from time to time in accordance with such Appendix C. No delay in the MTC-Tax True-Up will influence or affect the TBC True-Up.

The Company also requests that the Board grant the Company authority to make "non-routine" adjustments to the TBC and the MTC-Tax. Such filings for non-routine adjustments would be made to accommodate material changes to the methodology described in Appendix C hereto. Any such filing must be made at least 90 days prior to the proposed effective date, and will be subject to Board approval before implementation.

h.   Remittance of TBC Collections

The Company states that the Servicer will make monthly remittances (or daily remittances if required to do so under the rating agencies' criteria) of estimated payments arising from the TBC to the Transition Bond Trustee, on behalf of the SPE, based on the Company's collection history (as may be updated from time to time).

The Company states that payments from its customers will be applied first to sales taxes (which the Company will collect as trustee for the State and not for its own account or that of the SPE, and which are not "charges" for purposes of the following allocations) until all of such amounts are paid, then to charges in arrears, if any, and then to current charges. With respect to each billing period, partial payments of charges and taxes other than sales taxes will be allocated pro rata (i) to the TBC; (ii) to the MTC-Tax; and (iii) to the Company's other charges, based on the proportions that the TBC, the MTC-Tax and the Company's other charges bear to the total charges billed. If following the issuance of the Transition Bonds, one or more additional series of transition bonds are issued, partial payments of the TBC will be allocated to each respective series so issued, pro rata, based on the estimated revenue requirement of each series of transition bonds for the period in which the allocation is made. Each such period is to begin on a date on which a TBC True-Up goes into effect and end on the day immediately prior to the effective date of the next TBC True-Up.

The Company states that in the near future it will file a base rate case and include in that filing data showing the impact of the timing of customer payments of TBCs to the Company versus


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payments by the Company, as Servicer, to the Bond Trustee. This data will include a calculation of customer daily remittances, timing of remittances to the Bond Trustee and the short-term interest rate then applicable to determine the amount of "float" income earned by the Company in its capacity as Servicer. If the Board determines in its review of this filing that the Company retained interest income over and above its Servicing Fee, it may calculate such retained income, and impute interest thereon, in determining fair and reasonable rates going forward from the date of its review. In determining its cash working capital requirements in a base rate proceeding, the Company will exclude from its cash balances any TBCs collected, but not yet remitted to the Trustee.

The Company states that the amounts remitted by the Servicer to the Transition Bond Trustee (the "Deemed TBC Collections") will be retained by the Transition Bond Trustee until it pays to the appropriate parties all periodically required Ongoing Transition Bond Costs, including scheduled principal and interest payments, Servicing Fees, other fees and expenses, any unpaid amounts from prior payment dates related to the aforementioned and any required additions to or replenishments of the Collection Account. The Company expects that monthly disbursements, in amounts to be specified in the Indenture and Series Supplement, will be made to the Transition Bond Trustee, to the independent managers of the SPE, in respect of the Servicing Fee, to the administrator of the SPE and in respect of operating expenses. In addition, payments of principal and interest on the Transition Bonds (as well as payments of the aforementioned amounts) will be made on a quarterly or semi-annual basis. The Transition Bond Trustee will hold all Deemed TBC Collections received from the Servicer from the remittance date to the dates on which such payments are made in the General Subaccount of the Collection Account. The Transition Bond Trustee will invest the funds in the Collection Account in securities that mature on or before the next scheduled distribution date, in accordance with rating agency criteria for investment of such funds.

The Company states that investment earnings on funds in the Collection Account held by the Transition Bond Trustee may be used to satisfy currently scheduled interest and principal payments on the Transition Bonds and other Ongoing Transition Bond Costs. Additionally, investment earnings on such funds may be used to restore Capital Subaccount amounts previously withdrawn therefrom to meet periodically required Ongoing Transition Bond Costs and may be applied to meet the Required Overcollateralization Schedule. Investment earnings on funds in the Collection account in excess of the amount applied as described above will be held in the Reserve Subaccount, except for such investment earnings in the Capital Subaccount, which will be distributed to the SPE as provided in the Indenture and Series Supplement.

Upon retirement of all outstanding Transition Bonds, including payment of all interest thereon, and the payment of all Ongoing Transition Bond Costs, all other Bondable Stranded Costs, and any bondable stranded costs relating to the Company and the SPE that may be approved in favor of the Company under the Act pursuant to any subsequent financing orders, the Company states that any remaining amounts held by the Transition Bond Trustee will be released to the SPE and ultimately returned to the Company as an equity distribution or, if required under the series indenture supplement for a subsequently issued series of transition bonds, if any, of the SPE, be reallocated to the subaccounts of such series; provided, however, that upon retirement of all outstanding transition bonds of the SPE, including payment of all interest thereon, and the payment of all related bondable stranded costs, any remaining amounts held by the Transition Bond Trustee will be released to the SPE and ultimately returned to the Company as an equity distribution. The Company will credit, against the distribution charges it bills to its customers, any amounts so received from the SPE that exceed the sum of (i) the initial amount of the equity


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contribution to the SPE and (ii) the investment earnings on funds in the Capital
Subaccount, less the amount of any unpaid MTC-Tax charges and any amount that was withdrawn and not replenished to the SPE's equity.

i.   Credit Enhancement

The Transition Bond documents will provide for the TBC True-Up as is authorized by Section 15(b) of the Act as described above and for overcollateralization amounts as described below or other means of credit enhancement as required by the rating agencies.

The Company explains that a portion of the TBC will be applied to an "overcollateralization amount" which will be deposited into the Overcollateralization Subaccount to meet the Required Overcollateralization Schedule. The Company states that the collection of the overcollateralization amount will be in addition to the collection of the principal (which will be collected in accordance with the Expected Amortization Schedule) and interest payable on the Transition Bonds, and the collection of the other Ongoing Transition Bond Costs, all of which will be recovered through the TBC. The total overcollateralization requirement will be determined prior to the pricing of the Transition Bonds but will in no event be less than 0.5% of the initial Transition Bond principal amount. The total overcollateralization amount will be determined by the Company based on criteria from the rating agencies, and will be reflected in the Issuance Advice Letter and will be subject to the approval of the Designee. It is possible that the rating agencies may require additional credit enhancement, the terms of which will be set forth in the Pricing Advice Certificate and subject to the Designee Guidelines.

All collection shortfall amounts relating to the TBC and amounts expected to become due and payable during the next succeeding period for which the TBC is in effect, including overcollateralization amounts, and any shortfall amounts arising from defaults relating to a third party electric power supplier (an "EPS") will be incorporated into each TBC True-Up to the extent necessary.

The Company states that it will reduce the distribution charges payable by its customers by an amount equal to the amount remaining in the Collection Account (including amounts in the Overcollateralization Subaccount), except for amounts in the Capital Subaccount including any investment earnings on funds in such subaccount, after payment in full of all Ongoing Transition Bond Costs, all other Bondable Stranded Costs, and any bondable stranded costs relating to the Company and the SPE that may be approved in favor of the Company under the Act pursuant to any subsequent financing orders, less the amount of any unpaid MTC-Tax charges.

j.   Formation of SPE

The SPE, a Delaware limited liability company, is a direct, wholly-owned, nonutility subsidiary of the Company, which will be managed pursuant to the administration agreement substantially as described in the SEC Filing.

k.   Bondable Transition Property

Under Section 3 of the Act, the Bondable Transition Property includes (a) the irrevocable right to charge, collect and receive, and be paid from collections of, the TBC, in the amount necessary to provide for the full recovery of Ongoing Transition Bond Costs and all other bondable stranded costs whose recovery is authorized in this Financing Order, (b) all rights of the Company under this Financing Order, including, without limitation, all rights to obtain periodic


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adjustments of the TBC pursuant to Section 15(b) of the Act and (c) all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing.

Pursuant to Sections 16 and 22 of the Act, when the Company has transferred, and received consideration for, the Bondable Transition Property from the SPE, the Bondable Transition Property will constitute a vested, presently existing property right and will continuously exist as property for all purposes as provided in the Act and the Financing Order, whether or not the revenues and proceeds arising with respect thereto have accrued and notwithstanding the fact that the value of the property right may depend upon consumers using electricity or the Servicer performing services; and the validity of any sale, assignment or other transfer of the Bondable Transition Property will not be defeated or adversely affected by the commingling by the Company of revenues recovered or payments arising from amounts billed, collected and received on account of the Bondable Transition Property with other funds of the Company.

l.   Sale of Bondable Transition Property to SPE

The Company requests the Board to approve the transfer by the Company of the Bondable Transition Property to the SPE in one or more transactions which, in accordance with Section 23 of the Act, will be treated as a true sale and absolute transfer to the SPE, even though such transactions may be treated as a financing, and not a sale, for federal and state tax purposes, for financial accounting purposes or for other purposes and even though the Company is the collector or servicer of the TBC. The Company explains that the SPE will have all of the statutory rights inherent in the Bondable Transition Property, including, without limitation, the right to exercise, through the Company or any Successor Utility, any and all rights and remedies to collect any amounts payable by any customer of the Company in respect of the Bondable Transition Property, which includes the right to direct the Company or any Successor Utility to discontinue electric power supply to a particular customer to the extent permitted in accordance with law and any applicable regulations. The SPE and other third parties, however, will not have any right to exercise any direct control over the distribution and transmission system of the Company. Any direction to the Company or any Successor Utility to shut off the electric power supply to a customer would be subject to Board policies and procedures and any applicable laws then in effect.

The Company notes that the agreements which will govern transfer of the Bondable Transition Property to the SPE may include representations and warranties with respect to, among other things, the validity of this Financing Order, the Bondable Transition Property and the title thereto, and may provide specific covenants, indemnities and/or repurchase obligations in connection with such transfer for the benefit of the holders of Transition Bonds.

m.   Issuance of Transition Bonds

The Company requests that the Board approve the issuance of Transition Bonds by the SPE. The Company states that the Transition Bonds will, by their terms, permit the holders to have recourse only to the SPE's credit and assets, and will be secured by a pledge to the Transition Bond Trustee of all of the right, title and interest of the SPE in the Bondable Transition Property and Other SPE Collateral.

n.   Nonbypassable TBC and MTC-Tax

Under Section 18 of the Act, the TBC and the MTC-Tax are nonbypassable and will be assessed against and collected from all customers of the Company or any Successor Utility until


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all Ongoing Transition Bond Costs and other bondable stranded costs determined to be recoverable in this Financing Order are paid in full, even past legal maturity, subject to Section 28 of the Act. The TBC will apply equally to each customer, regardless of class, based on the amount of electricity delivered to the customer through the transmission and distribution system of the Company or any Successor Utility. With respect to on-site generation, Section 28(b) of the Act provides that the TBC will not be imposed on the electricity sold solely to the on-site customer of an on-site generator. Section 28(c), however, provides that the TBC shall be imposed on the generation from on-site generation facilities to the extent that on-site generation has displaced customer purchases from an electric public utility by an amount such that the kilowatt hours distributed by the electric public utility have been reduced to an amount equal to 92.5 percent of the 1999 kilowatt hours distributed by the electric public utility.

o.   Electric Power Suppliers

The Transition Bond Transaction currently contemplates that the Company, in its capacity as Servicer, will have sole responsibility for the billing, collection and remittance of the TBC and the MTC-Tax. The Company states that there is the possibility, however, that an EPS may seek to assume such role. Permitting an EPS to bill, collect and remit the TBC and the MTC-Tax in place of the Company may increase the risk of shortfalls in TBC collections or MTC-Tax collections by exposing the cash flow to potential interruption due to the default, bankruptcy or insolvency of the EPS. This potential interruption will increase risks to investors, and may result in an increase to the required credit enhancement for, and/or a reduction of the credit rating of, and/or an increase in the interest rate on, the Transition Bonds. Additionally, such EPS billing may necessitate an increase to the TBC or to the MTC-Tax if EPS billing causes interruption or delay in payment to the Servicer.

In order to mitigate these risks, satisfy rating agency requirements and reduce the cost to customers, the Company requests that any EPS the Board authorizes to bill, collect and remit the TBC be required to comply with the billing, collection and remittance procedures and information access requirements set forth below. These procedures and requirements are comparable to those in effect in this and other states in which utilities have securitized their stranded costs. These requirements are largely derived from rating agencies' criteria.

The Company requests that the Board authorize an EPS to bill and collect the TBC and associated MTC-Tax with respect to power sold by it, for remittance to the Servicer, only if (i) such EPS agrees to remit the full amount of all charges it bills to customers for services provided by the Company, together with amounts related to the TBC and the MTC-Tax, regardless of whether payments are received from such customers, within 15 days of the Company's (or any successor Servicer's) bill for such charges; (ii) such EPS agrees to provide the Servicer (or any successor Servicer) with total monthly kWh usage information for each customer in a timely manner to enable the Servicer (or such successor) to fulfill its obligations, because such information is the basis for assessing the required level of such remittances; and (iii) the Servicer (or any successor Servicer) is entitled, seven days after a default by the EPS in remitting any charges payable to it, including amounts related to the TBC and the MTC-Tax, to assume responsibility for billing all charges for services provided by it, including the TBC and the MTC-Tax, or to transfer such billing responsibility to a qualifying third party. In addition, if and so long as the billing EPS does not maintain at least a "Baa2" and "BBB" (or the equivalent) long-term unsecured credit rating from Moody's Investors Service and Standard & Poor's, respectively, such EPS would be required to maintain with the Servicer (or any successor Servicer) a cash deposit or comparable security equal to two months' maximum estimated collections of all charges payable to the Servicer (or such successor), including amounts related


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to the TBC and the MTC-Tax, as must be agreed upon by the Servicer (or such successor) and the EPS. In the event of a default in the remittance of any such amounts by an EPS, any shortfall in TBC Collections or MTC-Tax collections by an EPS not recovered from a withdrawal from such cash deposit or security would be included in the TBC True-Up and the MTC-Tax True-Up as described in Appendix C hereto.

p.   Servicing

The Company states that it will enter into the Servicing Agreement with the SPE pursuant to which it will perform servicing functions on behalf of the SPE with respect to the Bondable Transition Property. Details regarding the Servicing Agreement, including servicing compensation, will be substantially as described in the SEC Filing. The Company states that under the Servicing Agreement, the Servicer is to receive an annual servicing fee equal to 0.10% of the aggregate initial principal amount of the Transition Bonds (the "Servicing Fee"). The Company also requests that the Board approve a higher annual Servicing Fee of any successor Servicer of up to 1.25% of the initial principal balance of all transition bonds that the SPE has issued, including the Transition Bonds.

q.   Tax Recoveries - Accounting and Related Issues

Pursuant to the Restructuring Order, the Company has been directed to recover the federal income taxes and state corporation business taxes associated with the collection of the TBC and the MTC-Tax through the ongoing collection of the MTC-Tax, until the SPE has received full payment of principal of and interest on the Transition Bonds. The Restructuring Order authorizes the MTC-Tax to be collected over essentially the same period as the TBC. The Restructuring Order also directs that the MTC-Tax be subject to mandatory periodic adjustment (at the same time and in the same manner as the TBC) to reconcile the MTC-Tax collections with the income tax required to be assessed on the taxable revenue from the TBC and the MTC-Tax. The Company will maintain separate accounting for the MTC-Tax collections and the Bondable Transition Property. As provided in
Section 23(a)(4) of the Act, the Company's retention of the MTC-Tax until remittance to the appropriate taxing authority will in no way affect or impair treatment of the transfer of the Bondable Transition Property to the SPE as a true sale and absolute transfer for bankruptcy purposes, or otherwise affect the legal rights and attributes of the Bondable Transition Property under the Act.


3.   CUSTOMER BENEFITS

The Restructuring Order required that rate reductions pursuant to the Act were not to be contingent upon the Company securitizing its stranded costs. Therefore, the rate reductions mandated in the Restructuring Order already anticipate and incorporate net present value savings and rate reductions resulting from the anticipated issuance of the Transition Bonds. The Company represents that, as proposed, the Transition Bond Transaction will result in net present value savings over the term of the Transition Bonds (currently estimated to be $114 million based on projected interest rates at the time of the public hearing and illustrated on Exhibit A hereto), and lower rates than would have been achieved were the recoverable stranded costs to be recovered without issuance of the Transition Bonds. The Company states that the actual net present value savings resulting from the Transition Bond Transaction will depend upon the actual amount of Transition Bonds issued, market conditions at the time of the pricing of the Transition Bonds (and any hedging arrangement) and the actual amount of bondable stranded costs whose recovery is authorized in this Financing Order. The structure, pricing, terms and conditions of the Transition Bonds (and any hedging arrangement) will be


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


subject to approval by the Designee pursuant to the delegation of authority in this Financing Order. In its Issuance Advice Letter to be filed with the Board not later than five business days after the issuance and sale of the Transition Bonds, the Company will present a calculation of the expected net present value savings resulting from the actual terms of the Transition Bonds, using the methodology described in Appendix C hereto and based upon the findings in the Restructuring Order and the rate reductions prescribed in the Act.


4.   USE OF PROCEEDS

The Company states that the SPE will remit the proceeds from the sale of the Transition Bonds, net of underwriting discount, to the Company in consideration of the Company's transfer of its Bondable Transition Property to the SPE. In accordance with Section 14 of the Act, the Company will use such proceeds to reduce its otherwise recovery-eligible bondable stranded costs through the retirement of its debt or equity, or both (including transactions completed prior to the issuance of the Transition Bonds), and to buy out, buy down or otherwise restructure its existing NUG Contracts (or to repay interim financing in respect of same).


5.   FINDINGS WITH RESPECT TO PETITION

Based on the record of proceedings in this matter and those related to the Restructuring Order, the Petition and the provisions of the Act and the Restructuring Order, the Board HEREBY FINDS:

     Recovery of Costs

     (1) Consistent with the Board's decision in BPU Docket Nos. EO97070455, EO97070456 and EO97070457 (which approval constitutes the "Restructuring Order"), EM99119870 (the Nuclear Asset Sale), EE99090685 (the Pedricktown Buyout), and EM00060388 (the Ref-Fuel Buydown), the Company is authorized to recover, through securitization, its bondable stranded costs as described in paragraph 2 below.

     (2) The Company's stranded costs to be securitized in connection with the Nuclear Asset Sale, the Pedricktown Buyout, and the Ref-Fuel Buydown, are approximately $420.833 million plus an additional amount of up to $19.167 million for transaction and capital reduction costs and are recoverable through the TBC. In addition, the Restructuring Order permits the recovery of the federal income and state corporation business taxes related to securitization through an MTC-Tax Component with a term identical to the term of the Transition Bonds.

     (3) The Company's Bondable Stranded Costs include: (1) the Capital Reduction Costs, (2) the Upfront Transaction Costs and (3) the Ongoing Transition Bond Costs.

     Mitigation

     (4) In accordance with Section 14(b)(1) of the Act and the Restructuring Order, that the Company has taken reasonable measures to date, and has the appropriate incentives or plans in place to take reasonable measures, to mitigate the total amount of its stranded costs. As required by the Act, the Company shall continue to pursue all reasonable


ACE Bondable Stranded Costs Rate Order       19        BPU Docket No. EF01060394
          mitigation opportunities to mitigate the total amount of its stranded and deferred costs.

     Necessity of Securitization

     (5) In accordance with Section 14(b)(2) of the Act and the Restructuring Order, that the Company would not have been able to achieve the level of rate reduction deemed by the Board to be necessary and appropriate pursuant to the provisions of Sections 4 and 13 of the Act absent the issuance of the Transition Bonds.

     Tangible Benefits

     (6) In accordance with Section 14(b)(3) and (b)(4) of the Act, based on current estimates of interest rates, the issuance of such Transition Bonds will provide tangible and quantifiable benefits to customers, including lower rates than would have been achieved absent the issuance of Transition Bonds, and net present value savings over the term of the Transition Bonds (currently estimated at $114 million), even after truing up the MTC, MTC-Tax and TBC to reflect the terms of the actual Transition Bond Transaction. The Company has advised the BPU Staff that it will exercise its best effort to achieve the lowest TBC consistent with market conditions, the terms of this Order and the Designee Guidelines.

     (7) The methodology used to calculate expected net present value savings, as described in Appendix C and applied in Exhibit A hereto, is reasonable.

     (8) Exhibit B hereto contains forecasted principal and interest payments each year in the Transition Bond Transaction based upon the forecasted level of the Transition Bonds to be issued. The ultimate Expected Amortization Schedule may be altered as a result of market conditions or rating agency requirements, subject to the approval of the Designee. The methodology used to calculate the initial TBC, the TBC True-Up, the MTC-Tax and the MTC-Tax True-Up as described in Exhibit C of the Petition are reasonable and adherence thereto will provide assurance that customers will pay the lowest TBC consistent with market conditions and the terms of this Financing Order, in compliance with Section 14(b)(4) of the Act. The standard for the Board to use in making TBC True-Ups final is the absence of a manifest error (i.e., an arithmetic error evident on the face of the filing) in the application of the TBC True-Up methodology, which standard the Board finds consistent with Section 15(b) of the Act and the achievement of the lowest TBC consistent with market conditions at the time of pricing and the terms of this Financing Order. The estimate of the initial TBC, determined in accordance with Appendix C attached hereto, is reasonable. The request of the Company that it be authorized to make non-routine adjustments to the TBC and the MTC-Tax as described in
          Section 2(g) hereof is reasonable.

     Structuring and Pricing; Hedging Arrangements

     (9) The procedures established in this Financing Order relating to the final approval of the structuring and pricing of the Transition Bonds (including any hedging arrangements priced at the time of the pricing of the


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


          Transition Bonds) assure that, in accordance with Section 14(b)(4) of the Act, the Company's customers pay the lowest TBC consistent with market conditions and the terms of this Financing Order. As authorized herein by the Board and in full satisfaction of the requirements of Sections 14(b)(4) and 15(a)(3) of the Act, the structuring and pricing of the Transition Bonds (including any such hedging arrangement) will be conclusively deemed to satisfy the requirements of Section 14(b)(4), and the terms and conditions of the Transition Bond Transaction shall be conclusively approved, if so certified by the Designee upon the pricing of the Transition Bonds and any such hedging arrangement.

     (10) The methodology for the determination of the TBC proposed by the Company in Appendix C hereto is reasonable. The assumptions the Company made in such Appendix C are reasonable. The Company's proposed methodologies for the mathematical calculation of the TBC are reasonable.

     (11) The formation of the SPE by the Company, the capitalization of the SPE by the Company, the transfer by the Company to the SPE of its Bondable Transition Property, the providing of overcollateralization as described herein and as approved in the Designee Certification, the hedging arrangements and the entering into of a servicing agreement, an administration agreement, a sale agreement and other agreements and transactions by the Company and the SPE, all substantially as described in the Petition and the SEC Filing and the hedging arrangements as described herein and in Appendix F hereto, are reasonable and necessary.

     (12) The lien of the Transition Bond Trustee on the Bondable Transition Property shall: (A) attach automatically to such Bondable Transition Property from the time of the issuance of the Transition Bonds; (B) be continuously perfected through a filing made pursuant to the Uniform Commercial Code with the New Jersey Secretary of State; (C) be enforceable against the Company and the SPE and all third parties, including judicial lien creditors; (D) from and after the filing described in clause (B) above, constitute a continuously perfected security interest in, and lien on, all then existing or subsequent revenues and proceeds arising with respect to the associated Bondable Transition Property, whether or not the electric power and energy included in the calculation of such revenues and proceeds have been provided; and (E) rank prior to any other lien, including any judicial lien, which subsequently attaches to the Bondable Transition Property or any other rights created by this Financing Order or any revenues or proceeds of the foregoing.

     (13) The methodology for the remittance of payments arising from the TBC as described in the Petition will satisfy the requirements of Section 14 of the Act and is a reasonable means of undertaking the remittance of these amounts.

     (14) The Servicing Fee to be paid to the Company in its role as Servicer as described herein is reasonable. The Board finds the higher annual servicing fee of any successor Servicer of up to 1.25% of the initial principal balance of all transition bonds that the SPE has issued, including


ACE Bondable Stranded Costs Rate Order       21        BPU Docket No. EF01060394
          the Transition Bonds, is reasonable. The conditions to the resignation or replacement of the Company as Servicer as described in the SEC Filing are reasonable; however, no third party servicer shall be approved or required to replace the Company in any of its servicing functions in whole or in part if such approval or requirement will cause the then current rating of the Transition Bonds to be withdrawn or downgraded.

     (15) The TBC and MTC-Tax billing, collection and remittance procedures imposed upon any EPS as set forth in this Financing Order and the Petition are reasonable.

     (16) Capital Reduction Costs, which do not include interest or preferred dividends accrued prior to the date of the issuance of the Transition Bonds, and the Upfront Transaction Costs, not to exceed $19.167 million in the aggregate, are reasonable.

     (17) The recovery of Ongoing Transition Bond Costs, as previously described herein, is reasonable and consistent with the Act.

     (18) The (a) scheduled amortization upon issuance for the Transition Bonds
          (1) not exceeding 15 years from the date of issuance in the case of Transition Bonds the proceeds of which will be used to reduce stranded costs related to utility-owned generation and (2) not exceeding the remaining term of a long-term power purchase agreement with a nonutility generator in the case of Transition Bonds the proceeds of which will be used to buy down or buy out such power purchase agreement and (b) the stated maturity of the Transition Bonds being up to two additional years (or, in the case of the Transition Bonds referred to in clause (a)(2) above, three years) following the scheduled amortization are reasonable and permitted under the Act, and the collection of the TBC (and the remittance thereof to the SPE) until payment in full of the Transition Bonds is reasonable and permitted under the Act.

     (19) The issuance of series and classes of Transition Bonds by the SPE in an aggregate principal amount not to exceed $440 million is reasonable and consistent with the Act and prior Board Orders. The Financial Advisor has advised the Board that in this case, in its opinion, the negotiated sale of the Transition Bonds should be expected to provide a lower cost of funds than a competitive sale. Therefore, the negotiation of the sale of the Transition Bonds is reasonable and serves the public interest.

     (20) The TBC True-Up to obtain adjustments to the TBC and the MTC-Tax True-Up to obtain adjustments to the MTC-Tax described hereinabove and set forth in Appendix C hereof are reasonable.

     Use of Proceeds

     (21) The Company's proposed application of the proceeds of the Transition Bonds as described herein and in the Petition is reasonable and consistent with the Act.

     Regulatory Compliance

     (22) In light of the specific provisions of the Act governing the Transition Bond Transaction, the Company's Petition is found to comply with N.J.A.C. 14:1-5.6 and -5.9, to the extent either might be deemed applicable.


ACE Bondable Stranded Costs Rate Order       22        BPU Docket No. EF01060394


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     Periodic Adjustment of the MTC-Tax

     (23) The MTC-Tax should be subject to mandatory periodic adjustment at the same time and in substantially the same manner as adjustments to the TBC; provided, however, the Company makes reasonable efforts to utilize any and all deductions to taxable income for which it may be eligible with respect to the securitization transaction, now or in the future, whether or not such deductions are contained in the methodology presented by the Company in its Petition, so that the MTC-Tax Component does not result in the over-recovery or under-recovery of taxes to the Company.


6.   ORDERS

Based on the foregoing, the record of proceedings on the Petition and the provisions of the Act, the Restructuring Order, and other related Orders the Board HEREBY ORDERS:

     (1) The Petition for this Financing Order pursuant to Section 14 of the Act is approved subject to the terms and conditions stated herein.

     (2) The Board hereby authorizes recovery of the following bondable stranded costs of the Company consisting of: (1) the Capital Reduction Costs, the Upfront Transaction Costs and the Bondable Stranded Costs specified in Appendix I and (2) the Ongoing Transition Bond Costs. The Board hereby also approves the methodology for the calculation and adjustment of the TBC and the MTC-Tax in accordance with the Board's Findings herein.

     Bondable Transition Property and TBC

     (3) The issuance of Transition Bonds by the SPE up to a maximum of $440 million, and the transfer by the Company to the SPE of the bondable transition property created by the Act and this Financing Order are authorized.

     (4) The TBC will be assessed against all existing and future customers of the Company or any Successor Utility, subject to Section 28 of the Act, and will apply equally to each such customer of the Company, regardless of class, based on the amount of electricity delivered to the customer (whether purchased from the Company or an EPS) through the transmission and distribution system of the Company or any Successor Utility. Pursuant to Section 28 of the Act, the TBC shall be imposed on the power produced by on-site generators under the circumstances specified in Section 28 of the Act.

     (5) The TBC will be set at a level sufficient to recover the Ongoing Transition Bond Costs. The TBC and the MTC-Tax will remain in effect until the SPE, as owner of the Bondable Transition Property, has received TBC collections sufficient to recover the Ongoing Transition Bond Costs.

     (6) Pursuant to the Act, upon transfer by the Company of its interest in Bondable Transition Property, receipt of consideration therefor by the Company and acquisition of such Bondable Transition Property by an assignee, there will be created and established for the benefit of the assignee in accordance herewith Bondable Transition Property consisting


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


          of: (i) the irrevocable right to charge, collect and receive, and be paid from collections of, the TBC in the amount necessary to recover the Ongoing Transition Bond Costs, (ii) all rights of the Company under this Financing Order with respect to the TBC including without limitation all rights to obtain TBC True-Ups pursuant to Section 15(b) of the Act, and (iii) all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing.

     (7) Pursuant to Section 16 of the Act, neither the Board nor any other governmental entity will have the authority, directly or indirectly, legally or equitably, to rescind, alter, repeal, modify or amend this Financing Order, to revalue, re-evaluate or revise the amount of Bondable Stranded Costs, to determine that the TBC or the MTC-Tax or the revenues required to recover Bondable Stranded Costs are unjust or unreasonable, or in any way to reduce or impair the value of the Bondable Transition Property, nor shall the amount of revenues arising with respect thereto be subject to reduction, impairment, postponement or termination, directly or indirectly, provided, however, that nothing in this Financing Order will preclude the TBC True-Up or the MTC-Tax True-Up in accordance with the provisions hereof and of
          Section 15(b) of the Act.

     (8) Pursuant to Section 16 of the Act, and notwithstanding any other provision of law, this Financing Order and the TBC authorized herein will become irrevocable upon the issuance of this Financing Order and its becoming effective pursuant to Section 19 of the Act. Pursuant to
          Section 16 of the Act, this Financing Order, the TBC and the Bondable Transition Property will constitute vested, presently existing property rights upon the transfer of the Company's interest in the Bondable Transition Property by the Company to an assignee and receipt by the Company of consideration for such interest in the Bondable Transition Property, and following such transfer and receipt of consideration, such property right in the Bondable Transition Property shall be vested ab initio in such assignee.

     (9) Pursuant to Section 15(c) of the Act, until the Ongoing Transition Bond Costs have been fully recovered, this Financing Order and the authority to meter, charge, collect and receive the TBC and the MTC-Tax will remain in effect and the Company shall be obligated to provide electricity to its customers and will have the right to meter, charge, collect and receive the TBC and the MTC-Tax, which rights and obligations may be assignable solely within the discretion of the Company.

     Sale, Pledge and Assignment Of Transition Property

     (10) In accordance with the Act and as described in the Petition, the Company is authorized to sell, pledge or assign any or all of its interest in the Bondable Transition Property to the SPE. The SPE is authorized to acquire the Bondable Transition Property and is approved and designated as a "financing entity" (as defined in Section 3 of the Act) for such purpose, and for the purpose of issuing Transition Bonds and pledging the Bondable Transition Property to the payment of the Transition Bonds. The transfer by the Company of the Bondable Transition Property to the SPE will be treated as a true sale and absolute transfer to the SPE, even


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


          though such transaction may be treated as a financing, and not a sale, for federal and state tax purposes, for financial accounting purposes or for other purposes. Neither this Financing Order nor the transfer of the Bondable Transition Property nor the interest of the SPE in the Bondable Transition Property shall be defeated or otherwise affected by the commingling of TBC collections with other funds of the Company, and the portion of such commingled funds allocable to TBC collections may be determined by such methods of estimation as are set forth in the Servicing Agreement.

     (11) The SPE will pay the purchase price of the Bondable Transition Property equal to the net proceeds from the issuance of the Transition Bonds to the Company, to be applied substantially as described in the Petition and as set forth in ordering paragraph 36 of this Financing Order.

     (12) When the Company transfers its interest in the Bondable Transition Property to the SPE as described in this Financing Order, the Bondable Transition Property will arise and constitute a valid, presently existing property right, and will be vested in the SPE as an original property right and not by assignment from any other entity. The SPE will have all of the statutory rights inherent in the Bondable Transition Property, including, without limitation, the right to exercise, through the Company or any Successor Utility, any and all rights and remedies, including the right to direct the Company or any Successor Utility to shut-off electric power to a particular customer to the extent permitted by Board policies and procedures and any applicable laws then in effect, and to assess and collect any amounts payable by any customer in respect of such Bondable Transition Property, notwithstanding any objection or direction to the contrary by the Servicer.

     (13) When the Company transfers its interest in the Bondable Transition Property to the SPE, neither the Company nor any successor Servicer will be entitled to recover the TBC other than for the benefit of the holders of Transition Bonds in accordance with the Company's duties as Servicer of such Bondable Transition Property as authorized in this Financing Order.

     Transition Bonds

     (14) The scheduled amortization upon issuance of the Transition Bonds will be (1) up to 15 years in the case of Transition Bonds the proceeds of which will be used to reduce stranded costs related to utility-owned generation and (2) up to the remaining term of a long-term power purchase agreement with a nonutility generator in the case of Transition Bonds the proceeds of which will be used to buy down or buy out such power purchase agreement, and the stated maturity will be up to two additional years (or, in the case of the Transition Bonds referred to in clause (2) above, three additional years). The Transition Bonds may be issued in series and classes with different terms. Exhibit B hereto contains forecasted principal and interest payments each year in the Transition Bond Transaction based upon the forecasted level of the Transition Bonds to be issued. The ultimate Expected Amortization Schedule may be altered as a result of market conditions or rating agency requirements, subject to Designee approval. The associated MTC-Tax collections may


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


          be adjusted from time to time to reflect the changing principal and interest components of the Transition Bond debt service. One or more classes of Transition Bonds may be issued as variable rate instruments, the interest on which will be fixed or hedged in accordance with the terms of a hedging arrangement consistent with this Financing Order.

     (15) The amount of Transition Bonds to be issued (not to exceed $440 million) is approved as described herein and as detailed in Appendix
          I. The Company should be afforded substantial flexibility in establishing the provisions of the Transition Bonds, and the final structure, pricing, terms and conditions of the Transition Bonds (including any hedging arrangement described in Section 2(e) hereof) will, to the extent consistent with the provisions of this Financing Order, be determined by the Company and approved by the Board or its Designee pursuant to his delegation of authority from the Board, pursuant to Sections 14(b)(4) and 15(a)(3) of the Act, at the time Transition Bonds are priced. The Designee may rely conclusively on the finding of the tangible and quantifiable benefits of securitization in paragraph 6 of Section 5 hereof, as required by Section 14(b)(3) of the Act, upon the advice of the Financial Advisor provided in the form of Appendix H hereto and upon information provided to the Designee by the Company to support any Designee Certification. Any Designee Certification shall be substantially in the form of Appendix A hereto, shall constitute a part of this Financing Order, shall constitute a full and complete record of the determinations and approvals made therein and full satisfaction of the requirements of Sections 14(b)(4) and 15(a)(3) of the Act, and shall be final and uncontestable as of its date.

     (16) The issuance and sale of the Transition Bonds through negotiation with underwriters is approved.

     Recovery of Bondable Stranded Costs

     (17) In accordance with Section 20 of the Act, Transition Bonds will be recourse only to the credit and assets of the SPE. Investment income earned on the trust accounts held by the Transition Bond Trustee may be used to satisfy current scheduled interest and principal payments on the Transition Bonds and related expenses and to replenish the SPE's equity and the Required Overcollateralization Schedule. Investment income in the Capital Subaccount not used currently for this purpose will be released to the SPE. Any earnings in excess of amounts required to be held in such trust accounts (other than the Capital Subaccount) will reduce the TBC through the TBC True-Up.

     (18) The Capital Reduction Costs and Upfront Transaction Costs up to $19.167 million in the aggregate are authorized to be recovered through the issuance of Transition Bonds.

     (19) The Ongoing Transition Bond Costs as described herein are authorized to be recovered through the TBC.


     Reports


ACE Bondable Stranded Costs Rate Order       26        BPU Docket No. EF01060394


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     (20) The Designee will make his/her determinations and approvals of the pricing of the Transition Bonds upon receipt from the Company of the Pricing Advice Certificate(s) substantially in the form of Appendix D hereto. Within two business days after the pricing of the Transition Bonds, the Designee shall file with the Secretary of the Board a Designee Certification substantially in the form of Appendix A hereto. As provided in ordering paragraph 15 of this Financing Order, any Designee Certification will be final and uncontestable as of its date and will represent final approval, pursuant to Sections 14(b)(4) and 15(a)(3) of the Act, of the structure, pricing, terms and conditions of the Transition Bonds. No delay or error in such filing will affect the validity of this Financing Order, the Bondable Transition Property or the Transition Bonds.

     (21) Pursuant to Section 15(a)(3) of the Act, not later than five business days after the issuance and sale of the Transition Bonds, the Company will notify the Secretary of the Board, in an Issuance Advice Letter substantially in the form of Appendix B hereto, of the initial TBC and MTC-Tax (which are hereby approved), the Expected Amortization Schedule approved in the Designee Certification and related matters. The Issuance Advice Letter will be automatically effective upon filing with the Secretary of the Board. No delay or error in such filing will affect the validity of this Financing Order, the Bondable Transition Property or the Transition Bonds.

     Servicing of Transition Bonds

     (22) The Company, as Servicer, is authorized to enter into a servicing agreement, substantially as described in the SEC Filing, with the SPE pursuant to which the Company agrees to continue to operate its distribution system to provide service to its customers, to impose, charge, collect and receive the TBC with respect to Bondable Transition Property for the benefit and account of such SPE or its assigns, and to account for and remit these amounts to or for the account of such SPE or its assigns in the manner described in the Petition.

     (23) Each customer's monthly bill will note that a portion of the charges on such bill represents amounts being collected on behalf of the SPE as owner of the Bondable Transition Property.

     (24) Payments from customers will be applied first to sales taxes (which the Company will collect as trustee for the State and not for its own account or that of the SPE, and which are not "charges" for purposes of the following allocations), then to charges in arrears, if any, and then to current charges. With respect to each billing period, partial payments of charges will be allocated pro rata: (i) to the TBC, (ii) to the MTC-Tax and (iii) to the Company's other charges based on the proportions that the TBC, the MTC-Tax and the Company's other charges bear to the total charges billed. If the Transition Bonds are issued in more than one series, partial payments of the TBC will be allocated to each respective series so issued, pro rata, based on the respective amounts owed under each series.


ACE Bondable Stranded Costs Rate Order       27        BPU Docket No. EF01060394


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     (25) Pursuant to Section 22 of the Act, in the event of a default by a
          Servicer under any servicing agreement with respect to the Transition Bonds, upon application of the SPE or the Transition Bond Trustee, the Board will designate a successor Servicer for the Bondable Transition Property, who will promptly assume billing and collection responsibilities for the TBC and the MTC-Tax. The Board will act on an expedited basis to designate within 30 days such successor Servicer. Such successor Servicer will assume all rights and obligations of the initial Servicer.

     (26) The Board will permit a successor Servicer to replace the Company as Servicer in any of its servicing functions with respect to the TBC and the Bondable Transition Property authorized by this Financing Order only upon determining that approving or requiring such successor Servicer will not cause then current credit ratings on Transition Bonds to be withdrawn or downgraded.

     (27) Any EPS that proposes to collect and remit the TBC and associated MTC-Tax must (i) meet the creditworthiness criteria to be established by the Board, and at a minimum, the criteria set forth and approved below in this Financing Order; and (ii) comply with the billing, collection and remittance procedures and information access requirements set forth below.

     (28) The Board will authorize a EPS to bill and collect the TBC and associated MTC-Tax, for remittance to the Servicer, only with respect to power sold by it and only if: (i) such EPS agrees to remit the full amount of all charges it bills to customers for services provided by the Company or any Successor Utility, together with amounts related to the TBC and the MTC-Tax, regardless of whether payments are received from such customers, within 15 days of the Company's (or any successor Servicer's) bill for such charges; (ii) such EPS agrees to provide the Servicer with total monthly kWh usage information for each customer in a timely manner to enable the Servicer to fulfill its obligations, because such information is the basis for assessing the required level of such remittances; and (iii) the Servicer is entitled, seven days after a default by the EPS in remitting any charges payable to the Company, including amounts related to the TBC and the MTC-Tax, to assume responsibility for billing and collecting all charges for services provided by the Company or any Servicer, including the TBC and the MTC-Tax, or to transfer responsibility to a qualifying third party. In addition, if and so long as such EPS does not maintain at least a "Baa2" and "BBB" (or the equivalent) long-term unsecured credit rating from Moody's Investors Service and Standard & Poor's Rating Services, respectively, such EPS will maintain, with the Servicer or as directed by the Servicer, a cash deposit or comparable security equal to two months' maximum estimated collections of all charges payable to the Company, including the amounts related to the TBC and the MTC-Tax, as must be agreed upon by the Company (or any Successor Servicer) and the EPS. In the event of a default in the remittance of any such amounts by an EPS, any shortfall in TBC collections or MTC-Tax collections by an EPS not recovered from such cash deposits or comparable security will be included in the TBC True-Up and the MTC-Tax True-Up as described in Appendix C hereto.


ACE Bondable Stranded Costs Rate Order       28        BPU Docket No. EF01060394


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     (29) Customers will continue to be responsible for payment to the Servicer of the TBC and the MTC-Tax billed by an EPS, to the extent such customer has not paid the TBC or MTC-Tax billed to it. In the event of a failure of any customer to pay the TBC or MTC-Tax, the Company is authorized to shut-off power, or a successor Servicer is authorized to direct the Successor Utility to shut-off power, to such customer in accordance with Board policies and procedures and any applicable laws then in effect.

     (30) The Servicer will be entitled to an annual servicing fee equal to 0.10% of the aggregate initial principal amount of the Transition Bonds (the "Servicing Fee"). The Board approves the Servicing Fee as described herein. The Board also approves a higher annual Servicing Fee of any successor Servicer of up to 1.25% of the initial principal balance of all transition bonds that the SPE has issued, including the Transition Bonds.

     The TBC: Establishment and Adjustment

     (31) The methodology used to calculate the TBC, the TBC True-Up and the MTC-Tax True-Up, as described in Appendix C hereof, is approved.

     (32) Pursuant to Section 15(a)(3) of the Act, the initial TBC and MTC-Tax will be filed with the Secretary of the Board in the Issuance Advice Letter and will be effective upon such filing, to be adjusted up or down, as necessary, by the TBC True-Up and MTC-Tax True-Up.

     (33) In accordance with Section 15(b) of the Act, the Servicer, on behalf of the Company and the pledgees or transferees of the Bondable Transition Property, is authorized to file with the Secretary of the Board periodic TBC True-Ups, at least annually but not more frequently than quarterly (or monthly in the last two years before the scheduled maturity of the Transition Bonds and continuing until all Ongoing Transition Bond Costs and other bondable stranded costs determined to be recoverable in this Financing Order are paid in full, even past legal maturity), to the extent necessary to ensure the timely receipt of revenues equal in amount to required payments of Ongoing Transition Bonds Costs. Each such adjustment shall be formula-based, shall be in the amount required to ensure the timely receipt of revenues sufficient to provide for the full and timely recovery of Bondable Stranded Costs, including, without limitation, the timely payment of principal of, and interest and acquisition or redemption premium on, the Transition Bonds issued to finance such Bondable Stranded Costs. The periodic adjustments will be filed in substantially the form attached to this Financing Order as Appendix E.

     (34) The Company will propose each TBC True-Up in a filing with the Secretary of the Board at least 30 days in advance of the date upon which it is requested to be effective. The proposed adjustment will become effective on an interim basis on the date on which it is requested to be effective and, in the absence of a Board Order to the contrary finding manifest error (i.e., an arithmetic error evident on the face of the filing), will become final and nonappealable 60 days after the filing.

     (35) If necessary to ensure the timely recovery of the Ongoing Transition Bond Costs and the MTC-Tax, the Board will approve adjustments to the


ACE Bondable Stranded Costs Rate Order       29        BPU Docket No. EF01060394
          methodology as proposed by the Company in "non-routine" adjustments to the TBC and the MTC-Tax.

     Use Of Transition Bond Proceeds

     (36) The Company will use the proceeds of the Transition Bonds, net of transaction costs and any costs of credit enhancement for the Transition Bonds paid from the proceeds, to reduce its otherwise recovery-eligible Bondable Stranded Costs through the retirement of the Company's debt or equity, or both (including transactions completed prior to the date of this Financing Order), or to buy out or buy down or otherwise restructure power purchase agreements (or to repay interim financing in respect of same). The Company is authorized to apply the proceeds to retire debt, equity or both, and to buyout, buydown or restructure power purchase agreements, substantially as set forth in the Petition, and to pay any accrued interest and accrued preferred dividends from the date of issuance of the Transition Bonds to the date of retirement, and to pay any premium, unamortized discounts and other fees, costs and charges associated with such retirement. No failure to apply the proceeds in accordance with the Restructuring Order or this Financing Order shall affect the sale of the Bondable Transition Property or the right to collect the TBC.

     Approval of Servicing Agreement, Administration Agreement, Sale Agreement, Hedging Arrangement, if any, and Other Agreements or Transactions

     (37) The Company's entering into a servicing agreement, an administration agreement, a sale agreement, any hedging arrangement as described in
          Section 2(e) and any other Transition Bond Transaction documents with the SPE or any other party consistent with the terms of this Financing Order and/or substantially as described in the SEC Filing and such other related transaction documents and other dealings between the Company and the SPE or any other party as contemplated therein and herein are authorized.

     Accounting for Certain Benefits

     (38) Pursuant to Section 15(d) of the Act, any amount of the TBC collections held by the Transition Bond Trustee in excess of those amounts necessary to fully recover the Ongoing Transition Bond Costs will be applied as a credit to reduce charges to customers of the Company, as described in the Petition, except that if more than one series of Transition Bonds is sold, all such requirements with respect to such Transition Bonds will be aggregated for purposes of determining whether or not the total TBC collected exceeds the total of such requirements for all such Transition Bonds.

     (39) Upon retirement of all outstanding Transition Bonds and payment of any related Ongoing Transition Bond Costs and other Bondable Stranded Costs, any remaining amounts held by the Transition Bond Trustee will be released to the SPE. The Company's equity in the SPE may be distributed to the Company. The Company will credit an amount equal to any remaining TBC (but not investment earnings on funds in the Capital


ACE Bondable Stranded Costs Rate Order       30        BPU Docket No. EF01060394

          Subaccount), less any amount of any unpaid MTC-Tax charges and any amount that was withdrawn and not replenished to the SPE's equity, to its electric customers against its distribution charges. Any overcollected MTC-Tax charges shall also be credited to the Company's electric customers against the Company's distribution charges.

     Records

     (40) Pursuant to Section 21 of the Act, the Company or another Servicer on its behalf will maintain or cause to be maintained records of TBC and associated MTC-Tax collections which have been assessed and collected by the Company, as Servicer, under this Financing Order and the Restructuring Order, respectively. Such records, and any records of a financing entity, will be made available by the Company for inspection and examination within a reasonable time upon demand therefor by the Board or the related financing entity.

     MTC-Tax Establishment and Adjustment

     (41) Pursuant to the Restructuring Order and this Financing Order, the Company is authorized to file with the Board proposals for mandatory periodic MTC-Tax True-Ups authorized by the Board in the Restructuring Order. The methodology used to calculate the MTC-Tax and the MTC-Tax True-Up, as described in Appendix C hereto, is approved. Pursuant to
          Section 15 of the Act, the initial MTC-Tax will be filed with the Secretary of the Board in the Issuance Advice Letter and will be effective upon such filing, to be adjusted up or down, as necessary, by the MTC-Tax True-Up. The MTC-Tax True-Up shall be made substantially in the same manner and at the same time as the TBC True-Up for the TBC in order to insure receipt of revenues sufficient to recover the MTC-Tax Component. Unless the Company or the Board proposes an adjustment to the methodology used to calculate the MTC-Tax, any MTC-Tax True-Up will become effective 30 days after filing absent manifest error and, in the absence of a Board Order to the contrary, will become final and nonappealable 60 days after filing. The periodic adjustments will be filed in substantially the form attached to this Financing Order as Appendix E hereto.

     (42) It is the express intention of the Board that the Company shall not overrecover or underrecover the MTC-Tax Component. Accordingly, the Company shall adjust the methodology used to calculate the MTC-Tax to reflect changes in federal income tax or state corporate business tax rates and any other changes to the application or interpretation of such laws, provided such changes are either "generic" (affect all taxpayers such as a prospective change in the tax rate) or are securitization-related.

          Any proposed adjustment to the MTC-Tax methodology by the Company shall be submitted to the Secretary of the Board no less than 60 days prior to its proposed effective date and shall become effective on the proposed effective date absent a Board Order to the contrary; provided, however, that the existing methodology shall remain effective in the interim.


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     (43) As provided in Section 23(a)(4) of the Act, the Company's right to recover the MTC-Tax Component will in no way affect or impair the legal true sale and absolute transfer of the Bondable Transition Property to the SPE, or otherwise affect the legal rights and attributes of the Bondable Transition Property under the Act or under this Financing Order.

     Miscellaneous

     (44) Pursuant to Section 19 of the Act, this Financing Order will be effective only in accordance with the terms hereof and upon the written consent of the Company to all such terms.

     (45) Pursuant to Section 25 of the Act, the consideration or approval by the Board of a petition by the Company under the Act, including this Financing Order and the periodic adjustment provided in Section 15 of the Act, will be wholly separate from, and will not be utilized in the Board's consideration of, any other ratemaking or other proceeding involving the Company, except as otherwise provided in Sections 39 and 40 hereof and in the Act.

     (46) Any holder of a Transition Bond and the Transition Bond Trustee, for the benefit of such holders, are entitled to the benefit of the pledges and agreements of the State of New Jersey set forth in the Act and each of the Company, the SPE and the Transition Bond Trustee is authorized to include such pledges and agreements in any contract with the holders of the Transition Bonds, the Transition Bond Trustee or with any assignees.

     (47) The Board is aware of, and hereby expressly modifies, its prior Orders in Docket Nos. E097070455, E097070456 and E097070457 (Electric
          Restructuring) and EM99110870 (Nuclear Asset Sale) to permit the Company to securitize at this time those bondable stranded costs associated with the Company's nuclear generation assets as set forth hereinabove. The Board takes this step in reliance upon the certification of the Company regarding the fossil divestiture filed on September 10, 2002, and in order to permit customers to benefit from the current low interest rate environment. The Board reserves the right to address, and to adjust if necessary, any net positive benefits which might result from the fossil divestiture in a future divestiture, ratemaking or other proceeding. The Board finds, however, that the Bondable Transition Property described herein will not be altered by such future review.


This Financing Order is issued subject to the following provisions, failure of compliance with which shall not affect the rights of the holders of the Transition Bonds:

     (1) The Company will furnish the Secretary of the Board with copies of all documents as executed and filed with other regulatory agencies relating to the Transition Bonds.

     (2) The Company will quarterly file with this Board, until all proceeds are disbursed, a statement setting forth details with respect to the disbursement of net proceeds of the Transition Bonds and their use in retiring debt or equity or both and in buying out, buying down or to otherwise restructuring existing Board-approved power purchase


ACE Bondable Stranded Costs Rate Order       32        BPU Docket No. EF01060394
          agreements. Interest on any undisbursed proceeds will be credited to the Deferred Balance (as that term is defined in the Board's Final Order, dated March 30, 2001) in the monthly reconciliation process.

     (3) This Financing Order will not be construed as a certification that the Transition Bonds will be secured by tangible or intangible assets of commensurate value or investment costs.

     (4) The Company is directed to file, as part of its next base rate filing, data showing the impact of the timing of customer payments of TBCs to the Company versus payments by the Company, as Servicer, to the Bond Trustee. This data will include a calculation of customer daily remittances, timing of remittances to the Bond Trustee and the short-term interest rate then applicable to determine the amount of "float" income earned by the Company in its capacity as Servicer. If the Board determines in its review of this filing that the Company retained interest income over and above its Servicing Fee, it may calculate such retained income, and impute interest thereon, in determining fair and reasonable rates going forward from the date of its review. Furthermore, in determining its cash working capital requirements in a base rate proceeding, the Company will exclude from its cash balances any TBCs collected, but not yet remitted to the Trustee.

     (5) Not more than nine months following issuance of the Transition Bonds, the Company will file with the Board a reconciliation statement for Upfront Transaction Costs and Capital Reduction Costs. If the sum of Upfront Transaction Costs and Capital Reduction Costs exceeds $19.167 million, or if the sum of Upfront Transaction Costs and Capital Reduction Costs is less than $19.167 million, any difference will be accounted for by an appropriate adjustment made to the Deferred Balance, as that term is used in the Restructuring Order. Prior to being expended for their intended purpose, earnings on proceeds from the Transition Bonds issued to pay transaction costs (Capital Reduction Costs and Upfront Transaction Costs) shall be credited to the beginning balance of deferred costs associated with the Company's Deferred Balance, and bear interest at the rate applicable to the Deferred Balance as set forth on page 83 of the Restructuring Order. The failure to file such statement or any delay in filing the same or making such credits shall not affect the validity of this Financing Order, the Bondable Transition Property or the Transition Bonds.


ACE Bondable Stranded Costs Rate Order       33        BPU Docket No. EF01060394


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     (6)  The Board hereby designates Commissioner Frederick F. Butler or, in his absence, any other Commissioner, as its Designee under this Financing Order. Such Designee shall act only in accordance with the Designee Guidelines approved herein and attached hereto as Appendix F hereto.



DATED:                               BOARD OF PUBLIC UTILITIES
                                     BY:




                                     JEANNE M. FOX
                                     PRESIDENT




                                     FREDERICK F. BUTLER
                                     COMMISSIONER




                                     CAROL J. MURPHY
                                     COMMISSIONER




                                     CONNIE O. HUGHES
                                     COMMISSIONER
ATTEST:



         KRISTI IZZO
         BOARD SECRETARY


ACE Bondable Stranded Costs Rate Order       34        BPU Docket No. EF01060394


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                             CONSENT OF THE COMPANY

Pursuant to Section 19 of the Act, the Company hereby consents to all of the terms of this Financing Order, this ____ day of September, 2002.


                                     ATLANTIC CITY ELECTRIC COMPANY
                                     BY:


                                     ____________________________________
                                     Joseph M. Rigby, President
                                     Atlantic City Electric Company






ACE Bondable Stranded Costs Rate Order       35        BPU Docket No. EF01060394


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                                      INDEX





1. PROCEDURAL HISTORY..........................................................3
2. TRANSITION BOND TRANSACTION.................................................5
   a. Proposed Structure.......................................................5
   b. Recovery of Upfront Transaction Costs....................................8
   c. Recovery of Capital Reduction Costs......................................9
   d. Recovery of Ongoing Transition Bond Costs................................9
   e. Approval of Final Terms and Conditions: Transition Bond Transaction......9
   f. TBC.....................................................................11
   g. Periodic Adjustments to the TBC and MTC-Tax.............................12
   h. Remittance of TBC Collections...........................................13
   i. Credit Enhancement......................................................15
   j. Formation of SPE........................................................15
   k. Bondable Transition Property............................................15
   l. Sale of Bondable Transition Property to SPE.............................16
   m. Issuance of Transition Bonds............................................16
   n. Nonbypassable TBC and MTC-Tax...........................................16
   o. Electric Power Suppliers................................................17
   p. Servicing...............................................................18
   q. Tax Recoveries - Accounting and Related Issues..........................18
3. RATEPAYER BENEFITS.........................................................18
4. USE OF PROCEEDS............................................................19
5. FINDINGS WITH RESPECT TO PETITION..........................................19
6. ORDERS.....................................................................23


                                    EXHIBITS

Exhibit A Savings Analysis (2 pages)

Exhibit B Debt Design Chart (1 page), TBC Development Chart (1 page), MTC-Tax Charge Development & True-Up (1 page), and MTC-Tax Charge Development & True-Up Line Item Descriptions (1 page).



                                   APPENDICES

Appendix A      Form of Designee Certification (w/ Attachment 1 Expected
                Amortization Schedule)

Appendix B      Form of Issuance Advice Letter (w/ Attachment 1 Expected
                Amortization Schedule)

Appendix C      Revised Exhibit C-3 to the Petition (methodology for setting and adjusting the TBC and MTC-Tax)


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Appendix D      Form of Pricing Advice Certificate

Appendix E      Form of True-Up Letter (w/ Table 1 Input Values)

Appendix F      Designee Guidelines

Appendix G      Form of Underwriter Certification

Appendix H      Form of Bear Stearns Letter

Appendix I      Series 2002-1 Amounts to be Securitized (1 page),
                Estimated Securitization Issuance & Capital Reduction
                Costs (1 page), Detailed Capital Reduction Costs (2 pages)



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                                                                      Appendix A

                                [BPU LETTERHEAD]

                             DESIGNEE CERTIFICATION

                  (to be filed with the Secretary of the Board
                         within two business days after
                      the pricing of the Transition Bonds)

BOARD OF PUBLIC UTILITIES (THE "BOARD") OF THE STATE OF NEW JERSEY

SUBJECT: Certification for Atlantic City Electric Transition Funding LLC Series 2002-1 Transition Bonds ("Transition Bonds") Pursuant to the Order of the Board dated September 18, 2002, Docket No. EF01060394 (the "Financing Order").

     I, _____________________________ (the "Designee"), in accordance with
Sections 14(b) and 15(a)(3) of the Electric Discount and Energy Competition Act, Chapter 23 of the Laws of 1999 ("Act"), for the purpose of (a) establishing that the structuring and pricing of the Transition Bonds assures that the customers of Atlantic City Electric Company (the "Company") pay the lowest Transition Bond Charges consistent with market conditions and the terms of the Financing Order and (b) approving at the time of pricing of the Transition Bonds, the terms and conditions of the Transition Bonds, servicing fees, if any, with respect to the collection of such Transition Bond Charges and the pledging, assignment and sale of Bondable Transition Property in connection with the initial Transition Bond Charge, HEREBY CERTIFY as follows:

     1. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

     The following are the terms of the Transition Bonds:

     Name of Transition Bonds:  Series 2002-1 Transition Bonds
     SPE: Atlantic City Electric Transition Funding LLC
     Closing Date: _________
     Amount Issued:  $440,000,000
     Interest Rates and Expected Amortization Schedule: See Attachment 1 Distributions to Investors (quarterly or semi-annually): ________ Weighted Average Coupon Rate: ________
     Weighted Average Yield:_________
     Capitalization Amount: ________
     Overcollateralization Amount:_______
     Overcollateralization Schedule: See Attachment 1
     New Jersey Statutory Corporate Business Tax Rate: __________
     New Jersey Sales Tax Rate:____________
     Federal Statutory Corporate Income Tax Rate: __________

     2. All such items are within the parameters established in the Financing Order and in the Designee Guidelines in Appendix F to the Financing Order. Accordingly, (a) the structuring and pricing of the Transition Bonds assures that the Company's customers will pay the lowest Transition Bond Charges consistent with market conditions and the terms of the Financing Order and (b) the terms and conditions of the Transition Bonds and the schedule of payments of principal and interest on the Transition Bonds and overcollateralization requirements are approved.



     THIS CERTIFICATION, in accordance with Sections 14(b)(4) and 15(a)(3) of the Act and the Financing Order, is final and uncontestable as of its date, which is the pricing date of the Transition Bonds.

DATED:

                                       -----------------------------------------
                                                       Designee

                                  ATTACHMENT 1
                         EXPECTED AMORTIZATION SCHEDULE
     (with coupons, prices, classes, if any, expected amortization schedule and stated maturities, call features, and scheduled
                       overcollateralization requirements)


General Terms

                                                                        Call
  Class   Price  Coupon  Fixed/Floating   Ave. Life   Stated Maturity  Feature
  -----   -----  ------  --------------   ---------   ---------------  -------




Scheduled Amortization Requirement

      Date      Class A-1       Class A-2       Class A-3       Class A-4
      ----      ---------       ---------       ---------       ---------




Schedule of Overcollateralization Requirement


      Date                     Required Overcollateralization Level
      ----                     ------------------------------------

                                                                      Appendix B

                             ISSUANCE ADVICE LETTER
                                [ACE Letterhead]


               [To be filed with the Board of Public Utilities or
                 its successor not later than five business days
              after the issuance and sale of the Transition Bonds]

                                                                       [DATE]

Kristi Izzo, Secretary
State of New Jersey
Board of Public Utilities
Two Gateway Center
Newark, New Jersey 07102

               Re:  Docket No. EF01060394

Dear Secretary Izzo:

     Pursuant to your Honorable Board's order in the above-captioned Docket ("Financing Order"), Atlantic City Electric Company (the "Company") hereby transmits for filing this Issuance Advice Letter. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

     In the Financing Order, the Board authorized the Company to file an Issuance Advice Letter not later than five business days after the issuance and sale of a series of Transition Bonds. This Issuance Advice Letter filing applies the methodology approved by the Board in the Financing Order to establish the initial Transition Bond Charge and initial MTC-Tax. The terms of issuance are as follows:

     1.   Transition Bond Name: Series 2002-1 Transition Bonds

     2.   SPE Name: Atlantic City Electric Transition Funding LLC

     3.   Trustee: _________

     4.   Closing Date: _________

     5.   Amount Issued: $440,000,000

     6.   Upfront Transaction Costs: _______

     7.   Interest Rates and Expected Amortization Schedule: See Attachment 1

     8.   Distributions to Investors (quarterly or semi-annually): ________

     9.   Annual Servicing Fee as a percent of the initial principal balance:
          ________

     10.  Overcollateralization amount: _______________

     11.  Overcollateralization Schedule: See Attachment 1

     12.  Capitalization Amount: ________

     13. Brief description of any interest rate exchange agreement or other hedging arrangement:

         Table I below shows the current assumptions for each of the variables used in the Transition Bond Charge and MTC-Tax calculation.

                                     TABLE I
           INPUT VALUES FOR INITIAL TRANSITION BOND CHARGE AND MTC-TAX

Forecasted annual kWh sales:________

Days Outstanding:_______

Percent of billed amounts expected to be charged-off:____________

Forecasted annual Ongoing Transition Bond Costs (including any hedging costs):________

Required annual overcollateralization amount: ________

Current Transition Bond outstanding balance: ________

Scheduled Transition Bond outstanding balance as of ___/___/___:_____

New Jersey Statutory Corporate Business Tax Rate: __________

New Jersey Sales Tax Rate:____________

Federal Statutory Corporate Income Tax Rate: __________


Based on the approved formula, the initial Transition Bond Charge is ________(cent)/kWh and the initial MTC-Tax is ________(cent)/kWh

Revised Exhibit E to the Petition filed in this docket by the Company shows expected net present value savings of $___ million for this series of Transition Bonds.

     In accordance with the Financing Order, the Transition Bond Charge and MTC-Tax shall be automatically effective when this Issuance Advice Letter is filed and will continue to be effective.

                                         Respectfully submitted,


                                         [                       ]

Attachments

                                  ATTACHMENT 1
                         EXPECTED AMORTIZATION SCHEDULE
     (with coupons, prices, classes, if any, expected amortization schedule and stated maturities, call features, and scheduled
                       overcollateralization requirements)


A.  General Terms

                                                       Stated
  Class   Price  Coupon  Fixed/Floating   Ave. Life   Maturity  Call Feature
  -----   -----  ------  --------------   ---------   --------  ------------



Scheduled Amortization Requirement

      Date      Class A-1       Class A-2       Class A-3       Class A-4
      ----      ---------       ---------       ---------       ---------



Schedule of Overcollateralization Requirement


      Date                     Required Overcollateralization Level
      ----                     ------------------------------------

                                                                      Appendix C


                   Development of the Transition Bond Charge,
                           MTC-Tax and True-up Formula



     The Transition Bond Charge (the "TBC") is designed to insure full and timely recovery of all Bondable Stranded Costs including financing charges and related costs. A separate Tax Market Transition Charge (the "MTC-Tax") is designed to recover all income taxes associated with the TBC and MTC-Tax revenues. First, the TBC necessary to generate sufficient revenues to service Transition Bonds and pay all related expenses is computed. Second, the MTC-Tax, designed to recover the necessary tax gross-up is developed taking into account projected TBC billings, projected Transition Bond interest expense accrued, the current statutory Federal Income and New Jersey Income tax rates and projected collections of the MTC-Tax. The detailed mechanics of this procedure are described below:


Phase 1 - Development of the TBC
--------------------------------

     TBC development: The TBC is developed as follows: Subtract any expected collections of TBCs billed in the prior period from the scheduled debt service for the upcoming period (note that in developing the initial charge there are no prior period billed charges). Debt service includes principal, interest, administrative and servicing fees, overcollateralization and any true-up amount computed below (note that there is no true-up adjustment used in developing the initial charge). This results in the TBC amount required to be billed and collected during the upcoming period. That result is then divided by projected kilowatt hours ("kWhs") of electric distribution throughput expected to be billed to customers and collected from customers during the next period. These collected kWhs are computed by multiplying monthly kWhs metered and billed by collections curves which estimate the percent of customer payments received in each month following a billed sale. The result is a charge per kWh that will generate the expected collections necessary to pay required debt service and account for prior period shortfalls or excesses. The resulting TBC is multiplied by 1 plus the New Jersey state sales tax rate to appropriately include sales tax in the charge.


Phase 2 - Tax Gross-up Adjustment: MTC-Tax Charge Development
-------------------------------------------------------------

     Tax Gross-up on the TBC: The first step of the process is to compute the income tax due on the next projected TBC and MTC-Tax revenue (excluding sales tax). This computation is made as follows: Add projected TBC and MTC-Tax charges to be billed to customers during the upcoming period to determine the combined Total Taxable Revenue (Note this requires an iterative computation since the MTC-Tax charges billed are an input into the equation and also a function of the resulting MTC-Tax charge rate). From Total Taxable Revenue, subtract projected accrued interest on the Transition Bonds for the period, any accruable fees for administrative or servicing services to be provided to the Issuer, any tax deductible amortization of Transition Bond issuance costs (limited, in aggregate, to the amount recoverable through the TBC), any deductible expenses/losses on the debt retired by Transition Bond proceeds (limited, in aggregate, to the amount recoverable through the TBC), and any projected allowable deduction for uncollectable accounts. The result is taxable income from the net combined charges. Multiply this amount by the combined effective tax rate for New Jersey state income/CBT tax and the statutory regular federal income tax rate in effect for the period, (currently the combined effective tax rate is 40.85%) and the result is the total income tax associated with net combined charges.


MTC-Tax charges billed in the prior year but expected to be collected in the upcoming year are subtracted from the estimated total income tax liability associated with the net combined charges to derive the expected tax liability required to be billed and collected during the subsequent year (note that this step is not applicable in developing the initial charge). To that result, any true-up adjustment computed below is added or subtracted (not applicable for initial charge). The result is then divided by projected kWhs of electric distribution throughput expected to be billed to customers and collected from customers during the next period as developed in Phase 1. The result is a charge per kWh that will generate the expected collections necessary to pay the forecasted tax liability resulting from net combined TBC and MTC-Tax charge revenues in the upcoming period. The resulting MTC-Tax charge is multiplied by 1 plus the New Jersey state sales tax rate to appropriately add sales tax to the charge.

Computing True-up Adjustments
-----------------------------

     True-up adjustments are designed to adjust the charges to ensure that the cost of Transition Bonds, related fees and taxes are fully and timely recovered from customers and that customers pay no more than is required to satisfy these costs. As in the case of the development of the TBC and MTC-Tax charges, the true-up adjustments are completed in two steps - Step One for the TBC and Step Two for the MTC-Tax charge.


Step 1: TBC True-up Adjustment
------------------------------

     The TBC is to be adjusted at least annually to ensure full and timely recovery of all Bondable Stranded Costs, financing charges and related costs. The adjustment is computed as follows:


1. TBC Shortfalls: TBC collections are remitted to the Bond Trustee and used to service the Transition Bonds of each outstanding series and pay related expenses. To the extent TBC collections are insufficient to fund required debt service and meet other SPE expenses with respect to a series, the Bond Trustee will fund the shortfall first with any excess collection from prior periods in the Reserve Subaccount for such series, then the Overcollateralization Subaccount for such series funds held by the Bond Trustee, and then with equity capital of the Issuer held in the Capital Subaccount for such series. If these amounts are not sufficient to fund debt service and meet other expenses, the Bond Trustee will, after paying certain fees and expenses in accordance with the Indenture, pay interest on the Transition Bonds first and then principal to the extent of remaining funds. To the extent overcollateralization or equity funds are used to service debt and meet other SPE expenses, these amounts will be added as a true-up adjustment to be factored into the subsequent period TBC to fully replenish those accounts to their scheduled amounts within the next period. In addition, any principal payment shortfall (relative to the Expected Amortization Schedule) and the interest that accrues on this principal shortfall will be added to the subsequent year's TBC via the true up.

2. TBC Over-collections: To the extent, TBC collections are in excess of the amount needed for current debt service requirements and related expenses, the excess is first applied to reduce any shortfalls from prior periods computed under 1. above. Any TBC excess is next applied to restore the Issuer's Capital Subaccount to its scheduled balance. Excesses are then applied to restore the Overcollateralization Subaccount to its scheduled level. Any remaining excess is retained in the Reserve Subaccount maintained by the Bond Trustee. These amounts are invested by the Bond Trustee in eligible investments and are retained until they are required to service debt, replenish accounts to their scheduled levels or until the next periodic true-up which ever comes first. Any balance in the Reserve Subaccount including interest on hand (with the exception of interest earnings on the Capital Subaccount) at the time of periodic true up is subtracted as a true-up adjustment in determining the subsequent period TBC.

3. Investment Earnings on the accounts held by the Bond Trustee (including to the extent provided in the Indenture, in the Capital Subaccounts) will be used to service debt or fund or replenish the Capital or Overcollateralization Subaccounts to their scheduled levels and if not needed for that purpose will be retained in the Reserve Subaccount and will be subtracted as a true-up adjustment as of the next true-up date.

4. Periodic True-up: On at least an annual basis, any true-up adjustment, computed as above will be used to develop a new TBC rate for the up-coming period. The true-up amount will be added or subtracted to the amount of required debt service and related expenses used in developing the TBC rate for the subsequent period described in Phase 1 above.

Step 2 - MTC-Tax True-up Adjustment
-----------------------------------

1. Using the methodology described in Phase 2 above, compute the income tax associated with net combined charges for the prior period by substituting actual amounts for the prior period for the projected amounts.

2.   Compute Income Tax True-up amount: Subtract the tax liability computed in
     1. above from the actual MTC-Tax collections for the same period to derive the shortfall or over-collection with respect to Taxes. Interest will be added to any over or under collection to ensure that no party is economically harmed by any such over or under collection. The net adjustment plus accrued interest will be added or subtracted to the projected amount of total income tax associated with net combined charges used in developing the MTC-Tax charge for the subsequent period described in Phase 2 above.

                                                                      Appendix D

                           PRICING ADVICE CERTIFICATE
                                [ACE Letterhead]
     [To be filed no later than the date of pricing of the Transition Bonds]

                                                      [DATE]

[Kristi Izzo, Secretary
State of New Jersey
Board of Public Utilities
Two Gateway Center
Newark, New Jersey 07102]

and

[Board Designee]

               Re:  Docket No. EF01060394

Dear Secretary Izzo:

     Pursuant to your Honorable Board's order in the above-captioned Docket ("Financing Order"), Atlantic City Electric Company (the "Company") hereby transmits for filing this Pricing Advice Certificate. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

     In the Financing Order, the Board requires the Company to file a Pricing Advice Certificate when pricing terms for a series of Transition Bonds and the pricing of any hedging arrangement in advance of the issuance of Transition Bonds have been approved by the Company. The proposed terms of pricing and issuance of the [Transition Bonds] [hedging arrangement] are as follows:

     Name of Transition Bonds:  Series 2002-1 Transition Bonds
     SPE:  Atlantic City Electric Transition Funding LLC
     Closing Date: __________
     Amount Issued:  $440,000,000
     Interest Rates and Expected Amortization Schedule: See Attachment 1 Distributions to Investors (quarterly or semi-annually): __________ Weighted Average Coupon Rate: __________
     Weighted Average Yield: __________
     Capitalization Amount: __________
     Overcollateralization Amount: __________
     Overcollateralization Schedule: See Attachment 1

     [Brief description of any hedging arrangement:]

     The Company hereby certifies that: (i) all proposed terms of pricing and issuance of the [Transition Bonds] and/or [the hedging arrangement] are within the parameters established in the Financing Order and the Designee's Guidelines attached as Appendix F to the Financing Order [and] (ii) the structuring and pricing of the [Transition Bonds] and/or [the hedging arrangement] assures that the Company's customers will pay the lowest Transition Bond Charges consistent with market conditions and the terms of the Financing Order [or (iii) the hedging arrangement reasonably protects ratepayers against interest rate increases which may occur after the date hereof.]

     The Company's certification provided in clause (ii) or (iii) above is based, in part, upon representations provided to the Company by its Lead Underwriter for the Transition Bonds, Morgan Stanley & Co. Incorporated.

                                           Respectfully submitted,



                                           [                       ]

Attachments

                                                                      Appendix E

                                 TRUE-UP LETTER

                                [ACE Letterhead]

                                                                          [date]

Kristi Izzo, Secretary
State of New Jersey
Board of Public Utilities
Two Gateway Center
Newark, New Jersey 07102

               Re:  Docket No. EF01060394

Dear Secretary Izzo:

     Pursuant to your Honorable Board's order in the above-captioned Docket ("Financing Order"), Atlantic City Electric Company ("Company") as Servicer of the Transition Bonds or any successor Servicer and on behalf of the trustee as assignee of the SPE shall apply at least annually for mandatory periodic adjustment to the Transition Bond Charge and MTC-Tax charge. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

     Each such adjustment shall be proposed in a filing ("True-Up Letter") with the Board at least 30 days in advance of the date upon which it is requested to be effective (which effective date hereunder is _________________). The proposed adjustment to the Transition Bond Charge will become effective on an interim basis on the date on which it is requested to be effective and, in the absence of a Board Order to the contrary correcting manifest error in the calculation, will become final 60 days after the filing. The proposed adjustment to the MTC-Tax charge, absent a proposed change in the formula, will become effective on an interim basis on the date on which it is requested to be effective and, in the absence of a Board order to the contrary correcting manifest error in the calculation, will become final 60 days after the filing.

     Using the formula approved by the Board in the Financing Order (or in effect pursuant to the True-Up Letter dated _______), this filing modifies the variables used in the Transition Bond Charge and MTC-Tax calculation and provides the resulting modified Transition Bond Charge and MTC-Tax charge. Table I shows the revised assumptions for each of the variables used in calculating the Transition Bond Charge and MTC-Tax charge. The assumptions underlying the current Transition Bond Charge and MTC-Tax charge were filed by the Company in an Issuance Advice/True-Up Letter dated ________________.

     Based on the approved formula, the proposed Transition Bond Charge is ______ (cent)/kWh and the resulting MTC-Tax is ______ (cent)/kWh.

                                        Respectfully submitted,



                                        [                       ]

Attachment

                                     TABLE I
          INPUT VALUES FOR ADJUSTED TRANSITION BOND CHARGE AND MTC-TAX

    Forecasted annual kWh sales:______
    Days outstanding:________
    Percent of billed amounts expected to be charged-off:_______


    1.   Under-collection of prior principal amount _______
    2.   Upcoming collection of current principal amount _______
    3.   Under-collection of prior interest amount ____
    4.   Upcoming collection of current interest amount _______
    5.   Under-collection of prior over-collateralization amount _______
    6.   Upcoming collection of current over-collateralization amount _______
    7.   Under-collection of prior tax component amount _______
    8.   Upcoming collection of current tax component amount _______
    9.   Deficiency in required capital amount _______
    10.  Amount in reserve subaccount ________
    11.  Upcoming period servicing and administration fees and expenses _______
    12.  New Jersey Statutory Corporate Business Tax Rate ___________
    13.  New Jersey Sales Tax Rate _________
    14.  Federal Statutory Corporate Income Tax Rate___________

                                                                      Appendix F

                               Designee Guidelines

                              Docket No. EF01060394

     The Designee is empowered to agree to the terms and conditions of the Transition Bonds to be issued to recover a portion of the Stranded Costs of Atlantic City Electric Company (the "Company"), and to certify that the structuring and pricing of the Transition Bonds assure that the ratepayers will pay the lowest Transition Bond Charges ("TBC") consistent with market conditions and the terms of the Financing Order; provided, however, that the Designee cannot approve the terms and conditions or deliver such certification if the terms and conditions of the structuring and pricing of the Transition Bonds fall outside the parameters set forth below:

     Bond Size:              Not to exceed $440,000,000

     Bond Maturity:          15 year scheduled amortization, not to exceed 17
                             year final stated maturity for Transition Bonds the proceeds of which will be used to reduce stranded costs related to the Company's nuclear generation assets, and 20 year scheduled amortization, not to exceed 23 year final stated maturity for Transition Bonds the proceeds of which will be used to buy out or buy down existing
                             Board-approved long-term power purchase agreements.

     Amortization:           Set to provide an approximately level TBC rate per
                             kWh.

     Payment Dates:          The first payment of principal shall occur within
                             11 months of issuance and payments of principal and interest shall be no less frequent than quarterly or semi-annually.

     Capital Account and     The Company shall capitalize the SPE at no less
     Over-Collateralization: than 0.50% of the initial principal amount of the bonds. The Transition Bond Charge shall include over-collateralization in amounts sufficient to build up to at least 0.50% of the initial principal amount of the Transition Bonds.

     Redemption Features:    The bonds will have a 5% "clean-up" call.

     Underwriting and        Consistent with the provisions of the Financing
     Syndication:            Order and the letter dated September 10, 2002 from
                             Morgan Stanley & Co. detailing the proposed syndication plan, the Transition Bonds were offered by way of a negotiated sale, and customary practices were used in the syndication and underwriting process for the execution of an asset-backed securitization of this size and credit quality.

     Floating Rate Bond      If the Company proposes to cause the issuer to
     Hedging Arrangement:    issue floating rate bonds which are swapped to a
                             fixed rate then any such swap shall be
                             competitively bid among no less than three (3) qualified swap counterparties and the issuer shall accept the lowest responsible bid taking into account the trading value of the counterparties. A swap counterparty shall be deemed a qualified swap counterparty if the rating of the counterparty is at least AA-/ Aa3.

     Hedging Arrangement:    The Designee may authorize a Hedging Arrangement if
                             (i) the Company notifies the Designee and the Financial Advisor that it proposes to enter into a Hedging Arrangement, (ii) the Company provides an analysis to the Designee and the Financial Advisor comparing the estimated present value savings using the Hedging Arrangement and the estimated present value savings assuming the Transition Bonds were issued on the same date, (iii) the difference between the estimated present value savings using the Hedging Arrangement and the estimated present value savings assuming the Transition Bonds were issued on the same date is less than $500,000 and
                             (iv) the Financial Advisor concurs with the analysis.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Financing Order.

The terms and conditions described therein are hereby approved with such modifications and amendments as are acceptable to the Designee relying upon the written advice and recommendations of the Financial Advisor (collectively, the "Designee Guidelines").

                                  CONFIDENTIAL

                                                                      Appendix G



                      FORM OF MORGAN STANLEY CERTIFICATION
                           [Morgan Stanley Letterhead]
          [To be filed on the date of pricing of the Transition Bonds]

                                                [DATE]

[Kristi Izzo, Secretary
State of New Jersey
Board of Public Utilities
Two Gateway Center
Newark, New Jersey 07102]

           and

[Board Designee]

               Re: Bondable Stranded Costs Rate Order - Docket No. EF01060394 (the "Financing Order").

Dear Secretary Izzo:

     We have been exclusively engaged by Atlantic City Electric Company (the "Company") to act as lead underwriter in connection with the offering by Atlantic City Electric Transition Funding LLC of $[ ] million in aggregate principal amount of Transition Bonds, Series 2002-1 (the "Transition Bonds") pursuant to the terms of an underwriting agreement dated as of [insert pricing date] (the "Underwriting Agreement"). The Transition Bonds were priced at [ : ] [A.M./P.M.], New York time today (the "Pricing Time"). At the Pricing Time, we agreed to purchase the Transition Bonds from Atlantic City Electric Transition Funding LLC, subject to certain conditions contained in the Underwriting Agreement. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

     The Company has informed us that the [State of New Jersey Board of Public Utilities] issued the Financing Order dated September [ ], 2002 and that the Financing Order requires the Company's lead underwriter to file a Certification supporting the Company's Pricing Advice Certificate when [(i)] pricing terms for a series of Transition Bonds have been approved by the Company [and (ii) when the terms of a hedging arrangement have been approved by the Company].

     In its Pricing Advice Certificate, the Company indicated that terms of pricing and issuance are as follows:

     Name of Transition Bonds:  Series 2002-1 Transition Bonds
     SPE:  Atlantic City Electric Transition Funding LLC
     Closing Date: __________
     Amount Issued: __________
     Interest Rates and Expected Amortization Schedule: See Attachment 1 Distributions to Investors (quarterly or semi-annually): __________ Weighted Average Coupon Rate: __________
     Weighted Average Yield: __________
     Capitalization Amount: __________
     Overcollateralization Amount: __________
     Overcollateralization Schedule: See Attachment 1

     [Brief description of any interest rate exchange agreement or other hedging arrangement:]

     For purposes of the certification set forth herein, we have:

     (i) reviewed the structuring and pricing of the Transition Bonds as set forth in the Company's Pricing Advice Certificate;

     (ii) reviewed the reported prices and trading activity for other publicly traded "stranded costs" bonds that are comparable to the Transition Bonds;

     (iii) reviewed the Financing Order, including the Company's methodology and assumptions set forth therein for calculating the transition bond charge;

     (iv) discussed with senior executives of the Company the Company's methodology and assumptions for calculating the transition bond charge;

     [(v) reviewed the structuring and pricing of the hedging arrangement and the proposed structuring and pricing of the Transition Bonds as set forth in the Company's Pricing Advice Certificate;

     (vi) reviewed the pricing of certain comparable hedging arrangements that are known to us;] and

     (vii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information provided to us by management of the Company and reviewed by us for the purposes of this certification. We have also assumed that the Company implements the transactions contemplated hereby in accordance with the terms of the Financing Order, including that any hedge payment benefits ratepayers. Our certification is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not made any independent valuation or appraisal of the assets or liabilities of the Issuer, nor have we been furnished with any such appraisals. This certification does not constitute a bid for any of the Transition Bonds. Rather it is a statement of our view of the reasonableness of the structuring and pricing of the Transition Bonds, as proposed, at a particular point in time relative to current market conditions. The structuring and pricing of the Transition Bonds does not reflect a level at which actual other transactions have occurred or may occur. Our views set forth in this certification may vary significantly from the views expressed in certifications from other sources.

     It is understood that this certification is solely for the information of the Board and the Board Designee and is not on behalf of, and is not intended to confer any rights upon, any other person, and this certification is not to be relied upon by any other person for any purpose. This certification is being delivered to the Board and the Board Designee pursuant to the Financing Order for the sole purpose of supporting the Company's Pricing Advice Certificate. It is understood that the delivery of this certification by us to the Board and the Board Designee does not establish a fiduciary relationship between us and the Board or the Board Designee. This certification does not address nor should it be construed to address the relative merits of alternative business strategies that may be available to the Company.

     We have acted as lead underwriter for the Company in connection with the proposed offering of Transition Bonds and will receive underwriting compensation for our services. We will not receive a separate fee for providing this certification. In the past, we have provided [financial advisory and] financing services for the Company and have received fees for the rendering of these services.

     Based on the foregoing it is the view of Morgan Stanley, as lead underwriter, that:

(1) The structuring and pricing of the Transition Bonds, as proposed, is reasonable in the light of current market conditions.

(2) Assuming the accuracy of the assumptions of the Company contained in the Financing Order and the formulae contained therein, and of the consistency of mathematical calculations made by the Company with those formulae contained in the Financing Order, the customers of the Company will pay the lowest transition bond charges consistent with current market conditions and the terms of the Financing Order.

[or, if the certification is given in connection with the execution of a hedging arrangement in advance of the pricing of the Transition Bonds

(1) The structuring and pricing of the hedging arrangement is reasonable in light of current market conditions.

(2) The hedging arrangement reasonably protects ratepayers against interest rate increases above the locked-in rate which may occur after the date of its execution.

[or if the certification is given in connection with the termination of a hedging arrangement, the pricing of the termination payment is reasonable in light of current market conditions.]


                                            Respectfully submitted,



                                            Morgan Stanley


Attachments

                                                                      Appendix H

              Form of Advisory Letter from Bear Stearns & Co. Inc.
                              As Financial Advisor

Bear Stearns & Co. Inc. ("Bear Stearns") has acted as the financial advisor to the New Jersey Board of Public Utilities ("BPU") with respect to the offering and issuance of $440,000,000 of Series 2002-1 Transition Bonds (the "Transition Bonds") and/or the execution of a hedging arrangement by [Issuer Designation] (the "Issuer").

Bear Stearns has examined (i) the Final Decision and Order (the "Restructuring Order") of the BPU signed on March 30, 2001 (the "Order Date"); (ii) the Petition of Atlantic City Electric Company ("ACE") for a Financing Order, dated June 25, 2001 (the "Petition"); (iii) the Financing Order of the BPU dated September 18, 2002 (the "Financing Order") (iv) the form of Prospectus and Prospectus Supplement of the Issuer as filed with the SEC on [date of final draft reviewed] concerning the Transition Bonds (collectively the "SEC Filing");
(v) the final pricing terms (the "Final Terms") for the Transition Bonds provided by Morgan Stanley & Co. Incorporated (the "Lead Underwriter") which final pricing terms were agreed upon between the Issuer, ACE and the Lead Underwriter; (vi) the Underwriting Agreement for the Transition Bonds (the "Underwriting Agreement"), proposed for execution on the date hereof among ACE, the Issuer and the Lead Underwriter; (vii) the form of Designee Certification proposed to be delivered to the BPU within two business days after the final pricing terms are determined pursuant to the Financing Order; (viii) the Pricing Advice Certificate delivered by ACE on the date hereof; and (ix) such other documents, representations and other forms of information as we have deemed necessary and appropriate in order for us to deliver this Advisory Letter. We have found the following:

1. The structuring and pricing of the Transition Bonds (and any hedging arrangement), as evidenced, inter alia, by the terms thereof contained in the SEC Filing and the Final Terms provided to us by the Lead Underwriter are reasonable in light of current market conditions and are consistent with the terms of the Financing Order.

2. The Final Terms of the Transition Bonds including the syndicate rules, the estimated costs of issuance, the overcollateralization levels and the servicing fees, appear reasonable and consistent with current market conditions.

3. The initial Transition Bond Charge proposed by ACE in accordance with the Financing Order should be [adjusted up or down] [left unchanged] in order to provide the Issuer with amounts not less than those necessary to fully recover the bondable stranded costs of ACE, in light of the actual interest rates achieved in the marketing and sale of the Securities and the costs, including overcollateralization of __%, associated with the issuance of the Transition Bonds.

4. Assuming the accuracy of the assumptions of ACE contained in the Financing Order and the formulae contained therein, and of the mathematical calculations made by ACE thereunder, the structuring and pricing of the Transition Bonds assure that the customers of ACE will pay the lowest Transition Bond Charges consistent with current market conditions and the terms of the Financing Order.

5. ACE has delivered its Pricing Advice Certificate, which conforms to the Final Terms.

                                                                      Appendix I

                         Atlantic City Electric Company
                              Stranded Costs to be
                          Securitized in Series 2002-1
                                      $000

                                Pre-Tax                    After-Tax
                                Stranded                   Stranded
                                 Costs                       Costs
                           -------------------       ----------------------

Nuclear                              $372,839                   $277,946 /1

PCLP:
   Buyout Payment                    $228,500                   $135,158 /2
   Transaction Costs                   $1,884                     $1,114 /3
   Tax Payment on CIAC                 $2,755                     $2,755 /4
                           -------------------       ----------------------
        Total                        $233,139                   $139,027

Ref-Fuel:
   Buydown Payment                     $3,450                     $3,450 /5
   Transaction Costs                     $693                       $410 /6
                           -------------------       ----------------------
       Total                           $4,143                     $3,860

Stranded Cost Total                  $610,121                   $420,833
                           ===================       ======================

   Securitization
Issuance & Capital

Reduction Costs
        Total                                                    $19,167 /7
                                                     ----------------------

   Securitization

   Grand Total                                                  $440,000
                                                     ----------------------


--------
1 The Board approved the sale of the nuclear assets in I/M/O the Petition of Atlantic City Electric Company for Approval of the Sale of its Nuclear Generating Units, BPU Docket No. EM99110870, Decision and Orders dated July 21, 2000 and September 17, 2001. Final post-closing stranded costs were filed with the Board pursuant to those Orders on June 24, 2002.

2 The Board approved the buyout payment in I/M/O the Petition of Atlantic City Electric Company for Approval of an Agreement to Terminate its Power Purchase Agreement with Pedricktown Cogeneration Limited Partnership, BPU Docket No. EE99090685, Decision and Order, dated November 10, 1999.

3 Atlantic made compliance filings quantifying transaction costs related to the PCLP buyout on February 22, 2001, (estimated costs) and April 4, 2001 (final costs).

4 Atlantic's April 4, 2001 compliance filing identified and quantified the PCLP tax payment on CIAC.

5 The Board approved the Ref-Fuel buydown payment in I/M/O the Petition of Atlantic City Electric Company for Approval of an Amendment to the Agreement for Purchase of Electric Power with American Ref-Fuel Company of Delaware Valley, L.P., BPU Docket No. EM00060388, Order of Approval, dated December 6, 2000.

6 Atlantic made a compliance filing quantifying transaction costs related to the Ref-Fuel buydown on April 4, 2001.

7 A detailed breakdown of estimated securitization issuance and transaction costs is included in Exhibit B to this statement.

Atlantic City Electric                                                Appendix I
Docket Number EF 01060394

Estimated Securitization Issuance & Capital Reduction Costs


Description                                       Amount
---------------------------------------------------------
Underwriting Discount and Fees                $3,023,000
Structuring Fee                                 $336,000
Underwriters' Reimbursable Expenses             $100,000
Road Show (Bloomberg)                             $8,000
Road Show                                        $50,000
SEC Registration Fee                            $117,000
Issuer's and Underwriter's Legal Fees         $4,000,000
Rating Agency Fees                              $417,000
Auditor's Fees                                  $130,000
Printing Fees                                   $120,000
Trustee Fees                                     $36,000
Blue Sky Fees                                     $3,000
IRS Private Letter Ruling Request User Fee        $5,000
SPE Organizational Costs                        $100,000
BPU Financial Advisor Fee *                     $150,000
Internal Labor                                  $350,000
Miscellaneous & Contingency                     $488,000
Capital Reduction Costs                       $9,734,000


---------------------------------------------------------
Total                                        $19,167,000
=========================================================

Footnote
* - could increase to $300,000 if a hedging arrangement is made

                                   APPENDIX I

Atlantic City Electric                                                                               CAPITAL REDUCTION COSTS
NPV-Based Priority List for Outstanding Long-Term Debt and Preferred Stock                           ASSUMING CURRENT CAPITALIZATION
(Highlighted Securities Included on RAR-12 - Use of Securitization Proceeds)                         RATIOS ARE MAINTAINED
As of August 22, 2002

------------------------------------------------------------------------------------------------------------------------------------
Sorted By NPV (%)                              Repurchase Pricing                                       Capital Reduction Costs
                                              --------------------------------------------------------------------------------------
Security Description            Type    Type   UST  Spread  Yield  Price    Cash  Capital    Planned    Tender  Unamortized  Accrued
                                               (%)   (bp)    (%)    (%)     Cost  Reduction  Cap Reduct  $mm     Issuance     Int
                                                                            $mm   Cost $mm   Cost $mm              $mm        $mm
------------------------------------------------------------------------------------------------------------------------------------
$70.00 mm 8.250% QUIPS           Pfd     Pfd     NA    NA      NA   100.0   70.0     -
---------------------------------------------------------------------------------
$0.41 mm 5.000% undated          Pfd     Pfd   5.08   -50    4.58   109.1    0.4   0.0
---------------------------------------------------------------------------------
$2.43 mm 4.000% undated          Pfd     Pfd   5.08   -50    4.58    87.3    2.1  (0.3)
---------------------------------------------------------------------------------
$0.86 mm 4.750% undated          Pfd     Pfd   5.08   -50    4.58   103.6    0.9   0.0
---------------------------------------------------------------------------------
$0.17 mm 4.350% undated          Pfd     Pfd   5.08   -50    4.58    94.9    0.2  (0.0)
---------------------------------------------------------------------------------
$0.31 mm 4.350% undated          Pfd     Pfd   5.08   -50    4.58    94.9    0.3  (0.0)
---------------------------------------------------------------------------------
$2.05 mm 4.100% undated          Pfd     Pfd   5.08   -50    4.58    89.4    1.8  (0.2)
---------------------------------------------------------------------------------
$25.00 mm 7.375% QUIPS           Pfd     Pfd   1.78    50    2.28   105.9   26.5   1.5
---------------------------------------------------------------------------------
$19.5mm 7.980% due May 2004- 02  Call    ss      NA    NA      NA   100.0   19.5     -         0.6            -       0.0       0.5
---------------------------------------------------------------------------------
$10.5mm 7.970% due May 2004- 02  Call    ss      NA    NA      NA   100.0   10.5     -         0.3            -       0.0       0.3
---------------------------------------------------------------------------------
$28.0mm 7.125% due Feb 2004- 03  Call    ss    1.63    28    1.91   102.2   28.6   0.6         0.9          0.6       0.0       0.3
---------------------------------------------------------------------------------
$62.5mm 7.000% due Sep 2023- 03  Call    ss    1.70    29    1.99   107.8   67.3   4.8
---------------------------------------------------------------------------------
$7.0mm 7.630% due Aug 2014       Bullet  ss    4.30   128    5.58   117.8    8.2   1.2         1.4          1.2       0.0       0.1
---------------------------------------------------------------------------------
$68.6mm 6.625% due Aug 2013      Bullet  ss    4.30   125    5.55   108.7   74.6   6.0
---------------------------------------------------------------------------------
$1.0mm 7.250% due Aug 2010       Bullet  ss    4.05   119    5.24   113.0    1.1   0.1         0.2          0.1       0.0       0.0
---------------------------------------------------------------------------------
$15.0mm 7.680% due Aug 2015      Bullet  ss    4.30   131    5.61   118.9   17.8   2.8         3.2          2.8       0.1       0.3
---------------------------------------------------------------------------------
$75.0mm 7.000% due Aug 2028- 03  Call    ss    1.67    29    1.96   107.4   80.6   5.6
---------------------------------------------------------------------------------
5.0mm 6.710% due Jun 2008        Bullet  ss    3.61   116    4.77   109.8    5.5   0.5         0.6          0.5       0.0       0.1
---------------------------------------------------------------------------------
$4.0mm 6.730% due Jun 2008       Bullet  ss    3.61   116    4.77   109.9    4.4   0.4
---------------------------------------------------------------------------------
$11.0mm 6.750% due May 2008      Bullet  ss    3.53   116    4.69   110.2   12.1   1.1
---------------------------------------------------------------------------------
$10.0mm 6.750% due May 2008      Bullet  ss    3.53   116    4.69   110.2   11.0   1.0
---------------------------------------------------------------------------------
$1.0mm 6.770% due Apr 2008       Bullet  ss    3.53   116    4.69   110.1    1.1   0.1
---------------------------------------------------------------------------------
$5.0mm 6.810% due Mar 2008       Bullet  ss    3.53   116    4.69   110.3    5.5   0.5
---------------------------------------------------------------------------------
$10.0mm 6.780% due Mar 2008      Bullet  ss    3.53   116    4.69   110.1   11.0   1.0
---------------------------------------------------------------------------------
$4.0mm 6.730% due May 2008       Bullet  ss    3.53   116    4.69   110.1    4.4   0.4
---------------------------------------------------------------------------------
$2.0mm 7.680% due Aug 2016       Bullet  ss    4.30   134    5.64   119.6    2.4   0.4
---------------------------------------------------------------------------------
$50.0mm 6.190% due Jan 2006      Bullet  ss    2.79    98    3.77   107.6   53.8   3.8
---------------------------------------------------------------------------------
$15.0mm 6.180% due Jan 2006      Bullet  ss    2.79    98    3.77   107.5   16.1   1.1
---------------------------------------------------------------------------------
$1.0mm 7.150% due May 2007       Bullet  ss    3.22   102    4.24   112.4    1.1   0.1
---------------------------------------------------------------------------------
$20.0mm 6.000% due Jan 2003      Bullet  ss    1.63    28    1.91   101.5   20.3   0.3         0.3          0.3       0.0         -
---------------------------------------------------------------------------------
$30.0mm 6.630% due Jun 2003      Bullet  su    1.67    20    1.87   103.5   31.1   1.1
---------------------------------------------------------------------------------
$3.3mm 6.300% due Aug 2005       Bullet  ss    2.58    65    3.23   108.6    3.5   0.3
---------------------------------------------------------------------------------
$2.0mm 6.290% due Jul 2005       Bullet  ss    2.58    65    3.23   108.4    2.2   0.2
---------------------------------------------------------------------------------
$1.5mm 6.350% due Aug 2005       Bullet  ss    2.58    65    3.23   108.7    1.6   0.1
---------------------------------------------------------------------------------
$1.0mm 6.350% due Aug 2005       Bullet  ss    2.58    65    3.23   108.7    1.1   0.1
---------------------------------------------------------------------------------
$1.5mm 6.300% due Jul 2005       Bullet  ss    2.58    65    3.23   108.4    1.6   0.1
---------------------------------------------------------------------------------
$1.1mm 6.330% due Jul 2005       Bullet  ss    2.58    65    3.23   108.5    1.2   0.1
---------------------------------------------------------------------------------
$2.5mm 6.340% due Jul 2005       Bullet  ss    2.58    65    3.23   108.5    2.7   0.2
---------------------------------------------------------------------------------
$2.2mm 6.350% due Jul 2005       Bullet  ss    2.58    65    3.23   108.5    2.3   0.2
---------------------------------------------------------------------------------
$2.0mm 6.380% due Aug 2005       Bullet  ss    2.58    65    3.23   108.7    2.2   0.2
---------------------------------------------------------------------------------
$11.0mm 6.400% due Jul 2005      Bullet  ss    2.58    65    3.23   108.6   11.9   0.9
---------------------------------------------------------------------------------
$10.0mm 7.160% due Jan 2003      Bullet  ss    1.63    28    1.91   102.1   10.2   0.2         0.2          0.2       0.0         -
---------------------------------------------------------------------------------
$8.0mm 7.190% due Jan 2003       Bullet  ss    1.63    28    1.91   102.1    8.2   0.2         0.2          0.2       0.0         -
---------------------------------------------------------------------------------
$2.0mm 7.200% due Jan 2003       Bullet  ss    1.63    28    1.91   102.1    2.0   0.0         0.0          0.0       0.0         -
---------------------------------------------------------------------------------
$2.0mm 6.650% due Mar 2005       Bullet  ss    2.46    43    2.89   109.2    2.2   0.2
---------------------------------------------------------------------------------
$10.0mm 6.670% due Mar 2005      Bullet  ss    2.46    43    2.89   109.3   10.9   0.9
---------------------------------------------------------------------------------
$9.0mm 7.150% due May 2004       Bullet  ss    1.96    31    2.27   108.3    9.7   0.7
---------------------------------------------------------------------------------
$5.0mm 7.520% due Apr 2007       Bullet  su    3.22    24    3.46   117.1    5.9   0.9
---------------------------------------------------------------------------------
$10.0mm 7.500% due Apr 2007      Bullet  su    3.22    24    3.46   117.0   11.7   1.7
---------------------------------------------------------------------------------
                                                                    106.5  681.6  41.3         8.0          6.0       0.2       1.7
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               1.7 Miscellaneous & Contingency
---------------------------------------------------------------------------------
                                                                                               9.7
------------------------------------------------------------------------------------------------------------------------------------
2002 Retirements
----------------------------------------------------      --------        -------
$20.0mm 6.460%                   Bullet  su                                 20.0
----------------------------------------------------      --------        -------
$5.0mm 7.040%                    Bullet  ss                                  5.0
----------------------------------------------------      --------        -------
$12.45 mm 7.800%                 Pfd     Pfd                               12.45
----------------------------------------------------      --------        -------
$25.0mm 7.010%                   Bullet  ss                                 25.0
----------------------------------------------------      --------        -------
                                                                            62.5

Atlantic City Electric                                                                            CAPITAL REDUCTION COSTS
PV-Based Priority List for Outstanding Long-Term Debt and Preferred Stock                         ASSUMING AUTHORIZED CAPITALIZATION
(Highlighted Securities Included on RAR-12 - Use of Securitization Proceeds)                      RATIOS ARE MAINTAINED
As of August 22, 2002

------------------------------------------------------------------------------------------------------------------------------------
Sorted By NPV (%)                              Repurchase Pricing                                     Capital Reduction Costs
                                               -------------------------------------------------------------------------------------
Security Description             Type    Type  UST  Spread   Yield  Price   Cash  Capital    Planned    Tender  Unamortized  Accrued
                                               (%)   (bp)     (%)    (%)    Cost  Reduction  Cap Reduct  $mm     Issuance      Int
                                                                            $mm   Cost $mm   Cost $mm              $mm         $mm
------------------------------------------------------------------------------------------------------------------------------------
$70.00 mm 8.250% QUIPS           Pfd     Pfd    NA    NA      NA    100.0   70.0      -
---------------------------------------------------------------------------------
$0.41 mm 5.000% undated          Pfd     Pfd   5.08   -50    4.58   109.1    0.4    0.0
---------------------------------------------------------------------------------
$2.43 mm 4.000% undated          Pfd     Pfd   5.08   -50    4.58    87.3    2.1   (0.3)
---------------------------------------------------------------------------------
$0.86 mm 4.750% undated          Pfd     Pfd   5.08   -50    4.58   103.6    0.9    0.0
---------------------------------------------------------------------------------
$0.17 mm 4.350% undated          Pfd     Pfd   5.08   -50    4.58    94.9    0.2   (0.0)
---------------------------------------------------------------------------------
$0.31 mm 4.350% undated          Pfd     Pfd   5.08   -50    4.58    94.9    0.3   (0.0)
---------------------------------------------------------------------------------
$2.05 mm 4.100% undated          Pfd     Pfd   5.08   -50    4.58    89.4    1.8   (0.2)
---------------------------------------------------------------------------------
$25.00 mm 7.375% QUIPS           Pfd     Pfd   1.78    50    2.28   105.9   26.5    1.5
---------------------------------------------------------------------------------
$19.5mm 7.980% due May 2004- 02  Call    ss      NA    NA      NA   100.0   19.5      -        0.6         -        0.0         0.5
---------------------------------------------------------------------------------
$10.5mm 7.970% due May 2004- 02  Call    ss      NA    NA      NA   100.0   10.5      -        0.3         -        0.0         0.3
---------------------------------------------------------------------------------
$28.0mm 7.125% due Feb 2004- 03  Call    ss    1.63    28    1.91   102.2   28.6    0.6        1.1       0.6        0.0         0.5
---------------------------------------------------------------------------------
$62.5mm 7.000% due Sep 2023- 03  Call    ss    1.70    29    1.99   107.8   67.3    4.8
---------------------------------------------------------------------------------
$7.0mm 7.630% due Aug 2014       Bullet  ss    4.30   128    5.58   117.8    8.2    1.2        1.3       1.2        0.0         0.0
---------------------------------------------------------------------------------
$68.6mm 6.625% due Aug 2013      Bullet  ss    4.30   125    5.55   108.7   74.6    6.0
---------------------------------------------------------------------------------
$1.0mm 7.250% due Aug 2010       Bullet  ss    4.05   119    5.24   113.0    1.1    0.1
---------------------------------------------------------------------------------
$15.0mm 7.680% due Aug 2015      Bullet  ss    4.30   131    5.61   118.9   17.8    2.8        3.2       2.8        0.1         0.3
---------------------------------------------------------------------------------
$75.0mm 7.000% due Aug 2028- 03  Call    ss    1.67    29    1.96   107.4   80.6    5.6
---------------------------------------------------------------------------------
$5.0mm 6.710% due Jun 2008       Bullet  ss    3.61   116    4.77   109.8    5.5    0.5        0.6       0.5        0.0         0.1
---------------------------------------------------------------------------------
$4.0mm 6.730% due Jun 2008       Bullet  ss    3.61   116    4.77   109.9    4.4    0.4        0.5       0.4        0.0         0.1
---------------------------------------------------------------------------------
$11.0mm 6.750% due May 2008      Bullet  ss    3.53   116    4.69   110.2   12.1    1.1
---------------------------------------------------------------------------------
$10.0mm 6.750% due May 2008      Bullet  ss    3.53   116    4.69   110.2   11.0    1.0
---------------------------------------------------------------------------------
$1.0mm 6.770% due Apr 2008       Bullet  ss    3.53   116    4.69   110.1    1.1    0.1
---------------------------------------------------------------------------------
$5.0mm 6.810% due Mar 2008       Bullet  ss    3.53   116    4.69   110.3    5.5    0.5        0.6       0.5        0.0         0.1
---------------------------------------------------------------------------------
$10.0mm 6.780% due Mar 2008      Bullet  ss    3.53   116    4.69   110.1   11.0    1.0
---------------------------------------------------------------------------------
$4.0mm 6.730% due May 2008       Bullet  ss    3.53   116    4.69   110.1    4.4    0.4
---------------------------------------------------------------------------------
$2.0mm 7.680% due Aug 2016       Bullet  ss    4.30   134    5.64   119.6    2.4    0.4        0.4       0.4        0.0         0.0
---------------------------------------------------------------------------------
$50.0mm 6.190% due Jan 2006      Bullet  ss    2.79    98    3.77   107.6   53.8    3.8
---------------------------------------------------------------------------------
$15.0mm 6.180% due Jan 2006      Bullet  ss    2.79    98    3.77   107.5   16.1    1.1
---------------------------------------------------------------------------------
$1.0mm 7.150% due May 2007       Bullet  ss    3.22   102    4.24   112.4    1.1    0.1
---------------------------------------------------------------------------------
$20.0mm 6.000% due Jan 2003      Bullet  ss    1.63    28    1.91   101.5   20.3    0.3        0.3       0.3        0.0           -
---------------------------------------------------------------------------------
$30.0mm 6.630% due Jun 2003      Bullet  su    1.67    20    1.87   103.5   31.1    1.1
---------------------------------------------------------------------------------
$3.3mm 6.300% due Aug 2005       Bullet  ss    2.58    65    3.23   108.6    3.5    0.3
---------------------------------------------------------------------------------
$2.0mm 6.290% due Jul 2005       Bullet  ss    2.58    65    3.23   108.4    2.2    0.2
---------------------------------------------------------------------------------
$1.5mm 6.350% due Aug 2005       Bullet  ss    2.58    65    3.23   108.7    1.6    0.1
---------------------------------------------------------------------------------
$1.0mm 6.350% due Aug 2005       Bullet  ss    2.58    65    3.23   108.7    1.1    0.1
---------------------------------------------------------------------------------
$1.5mm 6.300% due Jul 2005       Bullet  ss    2.58    65    3.23   108.4    1.6    0.1
---------------------------------------------------------------------------------
$1.1mm 6.330% due Jul 2005       Bullet  ss    2.58    65    3.23   108.5    1.2    0.1
---------------------------------------------------------------------------------
$2.5mm 6.340% due Jul 2005       Bullet  ss    2.58    65    3.23   108.5    2.7    0.2
---------------------------------------------------------------------------------
$2.2mm 6.350% due Jul 2005       Bullet  ss    2.58    65    3.23   108.5    2.3    0.2
---------------------------------------------------------------------------------
$2.0mm 6.380% due Aug 2005       Bullet  ss    2.58    65    3.23   108.7    2.2    0.2
---------------------------------------------------------------------------------
$11.0mm 6.400% due Jul 2005      Bullet  ss    2.58    65    3.23   108.6   11.9    0.9
---------------------------------------------------------------------------------
$10.0mm 7.160% due Jan 2003      Bullet  ss    1.63    28    1.91   102.1   10.2    0.2        0.2       0.2        0.0           -
---------------------------------------------------------------------------------
$8.0mm 7.190% due Jan 2003       Bullet  ss    1.63    28    1.91   102.1    8.2    0.2        0.2       0.2        0.0           -
---------------------------------------------------------------------------------
$2.0mm 7.200% due Jan 2003       Bullet  ss    1.63    28    1.91   102.1    2.0    0.0        0.0       0.0        0.0           -
---------------------------------------------------------------------------------
$2.0mm 6.650% due Mar 2005       Bullet  ss    2.46    43    2.89   109.2    2.2    0.2
---------------------------------------------------------------------------------
$10.0mm 6.670% due Mar 2005      Bullet  ss    2.46    43    2.89   109.3   10.9    0.9
---------------------------------------------------------------------------------
$9.0mm 7.150% due May 2004       Bullet  ss    1.96    31    2.27   108.3    9.7    0.7
---------------------------------------------------------------------------------
$5.0mm 7.520% due Apr 2007       Bullet  su    3.22    24    3.46   117.1    5.9    0.9
---------------------------------------------------------------------------------
$10.0mm 7.500% due Apr 2007      Bullet  su    3.22    24    3.46   117.0   11.7    1.7
---------------------------------------------------------------------------------
                                                                    106.5  681.6   41.3        9.4       7.2        0.3         1.9
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               0.3 Miscellaneous & Contingency
---------------------------------------------------------------------------------
                                                                                               9.7
------------------------------------------------------------------------------------------------------------------------------------
2002 Retirements
----------------------------------------------------      --------        -------
$20.0mm 6.460%                   Bullet  su                                 20.0
----------------------------------------------------      --------        -------
$5.0mm 7.040%                    Bullet  ss                                  5.0
----------------------------------------------------      --------        -------
$12.45 mm 7.800%                 Pfd     Pfd                               12.45
----------------------------------------------------      --------        -------
$25.0mm 7.010%                   Bullet  ss                                 25.0
----------------------------------------------------      --------        -------
                                                                            62.5


Atlantic City Electric Company                                         Exhibit A
Net Present Value
 of Securitization Savings

                                    ($000's)
                           Table 1 - No Securitization
                                     Rev Req
                                                                                      Combined 15 Year
                                                                    Combined 15 Year  Nuclear/ 20 Year
         Nuclear - 15 Year     NUGS - 15 Year      NUGS - 20 Year     Nuclear/NUG           NUG
     -------------------------------------------------------------------------------------------------
 Year
   1         $  67,770           $  21,941           $  18,946        $    89,711       $    86,716
   2         $  65,341           $  21,941           $  18,946        $    87,281       $    84,286
   3         $  62,911           $  21,941           $  18,946        $    84,852       $    81,857
   4         $  60,481           $  21,941           $  18,946        $    82,422       $    79,427
   5         $  58,052           $  21,941           $  18,946        $    79,992       $    76,998
   6         $  55,622           $  21,941           $  18,946        $    77,563       $    74,568
   7         $  53,193           $  21,941           $  18,946        $    75,133       $    72,138
   8         $  50,763           $  21,941           $  18,946        $    72,704       $    69,709
   9         $  48,333           $  21,941           $  18,946        $    70,274       $    67,279
  10         $  45,904           $  21,941           $  18,946        $    67,844       $    64,850
  11         $  43,474           $  21,941           $  18,946        $    65,415       $    62,420
  12         $  41,045           $  21,941           $  18,946        $    62,985       $    59,990
  13         $  38,615           $  21,941           $  18,946        $    60,556       $    57,561
  14         $  36,186           $  21,941           $  18,946        $    58,126       $    55,131
  15         $  33,756           $  21,941           $  18,946        $    55,697       $    52,702
  16         $       -           $       -           $  18,946        $         -       $    18,946
  17         $       -           $       -           $  18,946        $         -       $    18,946
  18         $       -           $       -           $  18,946        $         -       $    18,946
  19         $       -           $       -           $  18,946        $         -       $    18,946
  20         $       -           $       -           $  18,946        $         -       $    18,946
     -------------------------------------------------------------------------------------------------
             $ 761,446           $ 329,109           $ 378,915        $ 1,090,555       $ 1,140,361
     =================================================================================================


                                    ($000's)
                  Table 2 - Securitization Transaction Options
                                     Rev Req
                                                                                      Combined 15 Year
                                                                    Combined 15 Year  Nuclear/ 20 Year
         Nuclear - 15 Year     NUGS - 15 Year      NUGS - 20 Year     Nuclear/NUG           NUG
     -------------------------------------------------------------------------------------------------
Year
   1         $  44,297           $  22,275           $  17,981        $  66,573         $    62,635
   2         $  37,122           $  18,663           $  15,035        $  55,785         $    52,447
   3         $  39,637           $  19,923           $  16,030        $  59,560         $    55,971
   4         $  40,137           $  20,170           $  16,206        $  60,308         $    56,643
   5         $  41,002           $  20,601           $  16,532        $  61,603         $    57,833
   6         $  41,815           $  21,005           $  16,840        $  62,820         $    58,953
   7         $  42,449           $  21,320           $  17,099        $  63,769         $    59,845
   8         $  43,119           $  21,653           $  17,374        $  64,772         $    60,790
   9         $  43,798           $  21,990           $  17,656        $  65,787         $    61,751
  10         $  44,389           $  22,284           $  17,916        $  66,673         $    62,602
  11         $  45,012           $  22,594           $  18,190        $  67,606         $    63,499
  12         $  45,666           $  22,919           $  18,480        $  68,585         $    64,443
  13         $  46,314           $  23,241           $  18,771        $  69,554         $    65,375
  14         $  46,819           $  23,492           $  19,010        $  70,312         $    66,080
  15         $  47,361           $  23,761           $  19,269        $  71,122         $    66,841
  16         $  (5,177)          $  (2,591)          $  20,232        $  (7,768)        $    11,983
  17         $       -           $       -           $  20,560        $       -         $    21,213
  18         $       -           $       -           $  20,821        $       -         $    20,075
  19         $       -           $       -           $  21,157        $       -         $    20,630
  20         $       -           $       -           $  21,492        $       -         $    20,930
  21                                                 $  (2,507)                         $    (3,839)
     -------------------------------------------------------------------------------------------------
             $ 643,761           $ 323,299           $ 364,145        $ 967,060         $ 1,006,700
     =================================================================================================

                                    ($000's)
                        Table 3 - Securitization Savings
                                                                                      Combined 15 Year
                                                                    Combined 15 Year  Nuclear/ 20 Year
         Nuclear - 15 Year     NUGS - 15 Year      NUGS - 20 Year     Nuclear/NUG           NUG
     -------------------------------------------------------------------------------------------------
Year
   1         $  23,473           $   (335)           $    965         $  23,138         $  24,081
   2         $  28,219           $  3,278            $  3,911         $  31,497         $  31,840
   3         $  23,274           $  2,017            $  2,915         $  25,291         $  25,886
   4         $  20,344           $  1,770            $  2,739         $  22,114         $  22,784
   5         $  17,049           $  1,340            $  2,414         $  18,389         $  19,165
   6         $  13,807           $    936            $  2,105         $  14,743         $  15,615
   7         $  10,743           $    621            $  1,847         $  11,364         $  12,293
   8         $   7,644           $    288            $  1,572         $   7,932         $   8,919
   9         $   4,536           $    (49)           $  1,290         $   4,487         $   5,529
  10         $   1,515           $   (343)           $  1,030         $   1,172         $   2,248
  11         $  (1,538)          $   (653)           $    755         $  (2,191)        $  (1,079)
  12         $  (4,621)          $   (978)           $    465         $  (5,599)        $  (4,453)
  13         $  (7,699)          $ (1,300)           $    175         $  (8,999)        $  (7,814)
  14         $ (10,634)          $ (1,551)           $    (65)        $ (12,185)        $ (10,949)
  15         $ (13,605)          $ (1,821)           $   (323)        $ (15,426)        $ (14,139)
  16         $   5,177           $  2,591            $ (1,287)        $   7,768         $   6,963
  17         $       -           $      -            $ (1,614)        $       -         $  (2,267)
  18         $       -           $      -            $ (1,875)        $       -         $  (1,130)
  19         $       -           $      -            $ (2,211)        $       -         $  (1,684)
  20         $       -           $      -            $ (2,546)        $       -         $  (1,985)
  21         $       -           $      -            $  2,507         $       -         $   3,839
     -------------------------------------------------------------------------------------------------
             $ 117,685           $  5,809            $ 14,770         $ 123,495         $ 133,662
     =================================================================================================

                                    ($000's)
                              Table 4 - NPV@ 7.76%
                                                                                      Combined 15 Year
                                                                    Combined 15 Year  Nuclear/ 20 Year
         Nuclear - 15 Year     NUGS - 15 Year      NUGS - 20 Year     Nuclear/NUG           NUG
     -------------------------------------------------------------------------------------------------
Year
   1         $  21,783           $  (311)            $    895         $  21,473         $  22,348
   2         $  24,303           $ 2,823             $  3,368         $  27,126         $  27,421
   3         $  18,602           $ 1,612             $  2,330         $  20,214         $  20,689
   4         $  15,090           $ 1,313             $  2,032         $  16,403         $  16,899
   5         $  11,736           $   922             $  1,662         $  12,658         $  13,192
   6         $   8,820           $   598             $  1,345         $   9,418         $   9,975
   7         $   6,369           $   368             $  1,095         $   6,737         $   7,288
   8         $   4,205           $   158             $    865         $   4,364         $   4,907
   9         $   2,316           $   (25)            $    658         $   2,291         $   2,823
  10         $     718           $  (163)            $    488         $     555         $   1,065
  11         $    (676)          $  (287)            $    332         $    (963)        $    (475)
  12         $  (1,886)          $  (399)            $    190         $  (2,285)        $  (1,817)
  13         $  (2,915)          $  (492)            $     66         $  (3,408)        $  (2,959)
  14         $  (3,737)          $  (545)            $    (23)        $  (4,282)        $  (3,848)
  15         $  (4,437)          $  (594)            $   (105)        $  (5,031)        $  (4,611)
  16         $   1,567           $   784             $   (389)        $   2,351         $   2,107
  17         $       -           $     -             $   (453)        $       -         $    (637)
  18         $       -           $     -             $   (489)        $       -         $    (294)
  19         $       -           $     -             $   (535)        $       -         $    (407)
  20         $       -           $     -             $   (572)        $       -         $    (446)
  21         $       -           $     -             $    522         $       -         $     800
     -------------------------------------------------------------------------------------------------
             $ 101,856           $ 5,763             $ 13,283         $ 107,619         $ 114,020
     =================================================================================================

Exhibit A
Atlantic City Electric Company
Net Present Value
 of Securitization Savings

Assumptions

1. Capital Structure Used for Nuclear Non-Securitization Analysis


                                          Coupon         Rate Making
                          3/31/2002       Nominal          Weighted    Pre-Tax    AfterTax
Capital Structure        Percentage        Cost              Cost        WACC       Cost
---------------------------------------------------------------------------------------------
Debt                       49.38%          6.76%     A      3.34%        3.34%      1.97%
Senior Equity               7.90%          8.61%     B      0.68%        0.74%      0.44%
Common Equity              42.73%         12.50%     B      5.34%        9.03%      5.34%
                                                         ----------   ----------  ----------
Total Capital Cost        100.00%                           9.36%       13.11%      7.76%
                                                         ----------   ----------  ----------



Federal Tax Rate                          40.00%
State Tqx Rate                             9.00%
                                      ----------
Effective Tax Rate                        40.85%
                                      ----------


Notes
A - cost rate of debt
B - these costs are actually after tax since they are set by NJBPU

2. Debt Rates Used for NUG Non-Securitization Analysis

Assumptions:
                     Recovery Period (yrs.)                       20
                     Principal Amount                       $142,887
                     After Tax 20 yr. Debt Rate                4.73%
                     Pre Tax 20 yr. Debt Rate                  8.00%

Assumptions:
                     Recovery Period (yrs.)                       15
                     Principal Amount                       $142,887
                     After Tax 15 yr. Debt Rate                4.14%
                     Pre Tax 15 yr. Debt Rate                  7.00%


3. Securitization Assumptions

Duration Weighted Coupon:
15 yr Nuclear/ 20 yr NUG Contract         5.62%

Exhibit B Debt Design


Debt Design Variables:

Original Principal                                                   440,000,000
Overcollateralization                           0.50%                  2,200,000
Issuance Costs                                                        19,167,000
Use of Funds Cost - Deductible                                                 0
Use of Funds Cost - Non-Deductible                                             0
SPE Equity                                      0.50%                  2,200,000
Federal Income Tax Rate                                                   35.00%
State Income Tax Rate                                                      9.00%
Trustee & Other Fees (Admin Fees)                                        350,000
Servicing Fee (Annual)                                                     0.10%
Interest Rate                                                              5.62%


               1                  2                3                        4                 5               6            7
           TBC Charge         Sales Tax        TBC Charge              TBC Charge
             Billed            Billed            Billed                 Collected                                        Admin
Year  (including Sales Tax)               (excluding Sales Tax)   (excluding Sales Tax)    Interest       Principal       Fees
------------------------------------------------------------------------------------------------------------------------------------

  1        48,449,899         2,742,447        45,707,452              41,392,561         22,735,228     17,757,333     350,000
  2        43,889,779         2,484,327        41,405,452              41,602,708         22,032,337     18,670,371     350,000
  3        45,030,386         2,548,890        42,481,496              41,968,279         21,437,789     19,630,489     350,000
  4        45,336,922         2,566,241        42,770,681              42,315,288         20,775,165     20,640,123     350,000
  5        45,746,164         2,589,405        43,156,758              42,688,961         20,087,128     21,701,833     350,000
  6        46,113,686         2,610,209        43,503,478              43,034,035         19,315,722     22,818,313     350,000
  7        46,203,610         2,615,299        43,588,311              43,137,672         18,245,274     23,992,398     350,000
  8        46,282,108         2,619,742        43,662,366              43,210,980         17,083,911     25,227,069     350,000
  9        46,336,645         2,622,829        43,713,816              43,263,919         15,838,458     26,525,461     350,000
 10        46,233,183         2,616,973        43,616,210              43,178,978         14,388,104     27,890,875     350,000
 11        46,115,187         2,610,294        43,504,893              43,069,871         12,843,092     29,326,778     350,000
 12        45,992,107         2,603,327        43,388,780              42,955,317         11,218,494     30,836,824     350,000
 13        45,801,503         2,592,538        43,208,965              42,782,323          9,457,474     32,424,850     350,000
 14        45,325,898         2,565,617        42,760,281              42,359,266          7,364,369     34,094,896     350,000
 15        44,823,284         2,537,167        42,286,117              41,891,933          5,140,720     35,851,213     350,000
 16        11,778,285           666,695        11,111,589              13,438,922          3,138,706      9,400,216     350,000
 17        14,669,371           830,342        13,839,029              13,484,342          2,653,880      9,930,462     350,000
 18        14,283,296           808,488        13,474,808              13,365,883          1,975,265     10,490,619     350,000
 19        14,216,209           804,691        13,411,518              13,279,679          1,297,308     11,082,372     350,000
 20        14,105,477           798,423        13,307,054              13,179,504            571,999     11,707,505     350,000

      ------------------------------------------------------------------------------------------------------------------------------
Total     756,732,999        42,833,943       713,899,055             705,600,424        247,600,424    440,000,000   7,000,000
      ==============================================================================================================================


                                                                         11                  12                 13
                                                                      Aggregate              TBC
               8               9                    10            Customer Charge            per
                                                                    for TBC plus          column 1        MTC -Tax Billed
           Servicing          Over-            Debt Balance           MTC -Tax              above      (including Sales Tax)
Year          Fee       collateralization      Outstanding      (including Sales Tax)
----------------------------------------------------------------------------------------------------------------------------
                                               440,000,000
  1          440,000          110,000          422,242,667            66,393,266         48,449,899          17,943,367
  2          440,000          110,000          403,572,296            55,593,533         43,889,779          11,703,753
  3          440,000          110,000          383,941,806            59,329,221         45,030,386          14,298,835
  4          440,000          110,000          363,301,684            60,041,946         45,336,922          14,705,024
  5          440,000          110,000          341,599,851            61,302,570         45,746,164          15,556,406
  6          440,000          110,000          318,781,538            62,489,728         46,113,686          16,376,041
  7          440,000          110,000          294,789,140            63,435,975         46,203,610          17,232,365
  8          440,000          110,000          269,562,072            64,437,028         46,282,108          18,154,920
  9          440,000          110,000          243,036,610            65,455,535         46,336,645          19,118,890
 10          440,000          110,000          215,145,736            66,357,746         46,233,183          20,124,563
 11          440,000          110,000          185,818,957            67,309,410         46,115,187          21,194,223
 12          440,000          110,000          154,982,134            68,310,086         45,992,107          22,317,979
 13          440,000          110,000          122,557,284            69,297,016         45,801,503          23,495,513
 14          440,000          110,000           88,462,388            70,045,177         45,325,898          24,719,279
 15          440,000          110,000           52,611,174            70,851,263         44,823,284          26,027,979
 16          440,000          110,000           43,210,958            12,701,924         11,778,285             923,639
 17          440,000          110,000           33,280,495            22,485,641         14,669,371           7,816,270
 18          440,000          110,000           22,789,877            21,279,953         14,283,296           6,996,657
 19          440,000          110,000           11,707,505            21,867,380         14,216,209           7,651,171
 20          440,000          110,000                    0            22,186,227         14,105,477           8,080,750

      ----------------------------------------------------------------------------------------------------------------------
Total      8,800,000        2,200,000                              1,071,170,624        756,732,999         314,437,625
      ======================================================================================================================



                     14               15            16
                                     Total         Total
                                  MTC - Tax      MTC - Tax
              MTC -Tax Related      Billed       Collected
                 Sales Tax        (excluding    (excluding
Year               Billed         Sales Tax)     Sales Tax)
------------------------------------------------------------
  1               1,015,662        16,927,705     15,329,689
  2                 662,477        11,041,277     11,493,998
  3                 809,368        13,489,467     13,161,458
  4                 832,360        13,872,664     13,702,287
  5                 880,551        14,675,855     14,464,151
  6                 926,946        15,449,096     15,231,478
  7                 975,417        16,256,948     16,028,100
  8               1,027,637        17,127,283     16,884,359
  9               1,082,201        18,036,689     17,781,522
 10               1,139,126        18,985,437     18,717,513
 11               1,199,673        19,994,550     19,711,607
 12               1,263,282        21,054,698     20,756,946
 13               1,329,935        22,165,578     21,852,524
 14               1,399,204        23,320,074     22,991,830
 15               1,473,282        24,554,697     24,207,587
 16                  52,281           871,358      2,716,650
 17                 442,430         7,373,839      6,789,546
 18                 396,037         6,600,620      6,593,831
 19                 433,085         7,218,086      7,096,122
 20                 457,401         7,623,349      7,513,865

      ------------------------------------------------------
Total            17,798,356       296,639,269    293,025,064
      ======================================================

Exhibit B TBC Development


                                                      Year 1            Year 2            Year 3            Year 4            Year 5
                                              ---------------   --------------------------------------------------------------------
  Principal                                       17,757,333        18,670,371        19,630,489        20,640,123        21,701,833
  Interest                                        22,735,228        22,032,337        21,437,789        20,775,165        20,087,128
  Administration Fees                                350,000           350,000           350,000           350,000           350,000
  Servicing Fees                                     440,000           440,000           440,000           440,000           440,000
  Over-collateralization                             110,000           110,000           110,000           110,000           110,000
                                              ---------------   --------------------------------------------------------------------
A Transition Bond Periodic Payment
  Requirement                                     41,392,561        41,602,708        41,968,279        42,315,288        42,688,961

B Less TBC Billed & Expected to be                       N/A         3,858,950         3,244,093         3,327,848         3,349,879
  Collected During the Upcoming Period

                                              ---------------   --------------------------------------------------------------------
C Transition Bond Debt Service to be
  Collected During the Period                     41,392,561        37,743,759        38,724,186        38,987,440        39,339,082

D True-up Adjustment for Under/(Over)
  Collections of Prior Period                            N/A

                                              ---------------   --------------------------------------------------------------------
E Total TBC to be Billed and Collected
  During the Period                               41,392,561        37,743,759        38,724,186        38,987,440        39,339,082

F Projected Kwh's to be Delivered,             8,935,292,434     9,832,485,684     9,972,043,801    10,108,808,512    10,244,698,489
  Billed, & Cash Collected During
  the Period

G TBC Rate per Kwh Before Sales Tax
  ($ per Kwh)                                       0.004632          0.003839          0.003883          0.003857          0.003840

H TBC Rate per Kwh Including Sales Tax
  ($ per Kwh)                                       0.004910          0.004069          0.004116          0.004088          0.004070

  Kwh's Billed                                 9,866,735,480    10,786,379,794    10,939,606,032    11,089,741,336    11,238,899,294
  TBC Charged                                     45,707,452  0     41,405,452        42,481,496        42,770,681        43,156,758


                                                      Year 6            Year 7            Year 8            Year 9           Year 10
                                              --------------------------------------------------------------------------------------
  Principal                                       22,818,313        23,992,398        25,227,069        26,525,461        27,890,875
  Interest                                        19,315,722        18,245,274        17,083,911        15,838,458        14,388,104
  Administration Fees                                350,000           350,000           350,000           350,000           350,000
  Servicing Fees                                     440,000           440,000           440,000           440,000           440,000
  Over-collateralization                             110,000           110,000           110,000           110,000           110,000
                                              --------------------------------------------------------------------------------------
A Transition Bond Periodic Payment
  Requirement                                     43,034,035        43,137,672        43,210,980        43,263,919        43,178,978

B Less TBC Billed & Expected to be                 3,379,447         3,406,177         3,412,304         3,418,347         3,422,375
  Collected During the Upcoming Period
                                              --------------------------------------------------------------------------------------
C Transition Bond Debt Service to be
  Collected During the Period                     39,654,589        39,731,495        39,798,675        39,845,573        39,756,604

D True-up Adjustment for Under/(Over)
  Collections of Prior Period
                                              --------------------------------------------------------------------------------------
E Total TBC to be Billed and Collected
  During the Period                               39,654,589        39,731,495        39,798,675        39,845,573        39,756,604

F Projected Kwh's to be Delivered,            10,378,452,082    10,512,278,213    10,642,832,674    10,775,868,083    10,910,566,434
  Billed, & Cash Collected During
  the Period

G TBC Rate per Kwh Before Sales Tax
  ($ per Kwh)                                       0.003821          0.003780          0.003739          0.003698          0.003644

H TBC Rate per Kwh Including Sales Tax
  ($ per Kwh)                                       0.004050          0.004006          0.003964          0.003920          0.003862

  Kwh's Billed                                11,385,788,525    11,532,726,004    11,676,048,302    11,821,998,906    11,969,773,892
  TBC Charged                                     43,503,478        43,588,311        43,662,366        43,713,816        43,616,210


                                                     Year 11           Year 12           Year 13           Year 14           Year 15
                                              --------------------------------------------------------------------------------------
  Principal                                       29,326,778        30,836,824        32,424,850        34,094,896        35,851,213
  Interest                                        12,843,092        11,218,494         9,457,474         7,364,369         5,140,720
  Administration Fees                                350,000           350,000           350,000           350,000           350,000
  Servicing Fees                                     440,000           440,000           440,000           440,000           440,000
  Over-collateralization                             110,000           110,000           110,000           110,000           110,000
                                              --------------------------------------------------------------------------------------
A Transition Bond Periodic Payment
  Requirement                                     43,069,871        42,955,317        42,782,323        42,359,266        41,891,933

B Less TBC Billed & Expected to be                 3,414,733         3,406,018         3,396,928         3,382,850         3,347,722
  Collected During the Upcoming Period
                                              --------------------------------------------------------------------------------------
C Transition Bond Debt Service to be
  Collected During the Period                     39,655,138        39,549,299        39,385,396        38,976,416        38,544,211

D True-up Adjustment for Under/(Over)
  Collections of Prior Period
                                              --------------------------------------------------------------------------------------
E Total TBC to be Billed and Collected
  During the Period                               39,655,138        39,549,299        39,385,396        38,976,416        38,544,211

F Projected Kwh's to be Delivered,            11,046,948,514    11,185,035,371    11,324,848,313    11,466,408,917    11,609,739,028
  Billed, & Cash Collected During
  the Period

G TBC Rate per Kwh Before Sales Tax
  ($ per Kwh)                                       0.003590          0.003536          0.003478          0.003399          0.003320

H TBC Rate per Kwh Including Sales Tax
  ($ per Kwh)                                       0.003805          0.003748          0.003686          0.003603          0.003519

  Kwh's Billed                                12,119,396,066    12,270,888,517    12,424,274,623    12,579,578,056    12,736,822,781
  TBC Charged                                     43,504,893        43,388,780        43,208,965        42,760,281        42,286,117


                                                     Year 16           Year 17           Year 18           Year 19           Year 20
                                              --------------------------------------------------------------------------------------
  Principal                                        9,400,216         9,930,462        10,490,619        11,082,372        11,707,505
  Interest                                         3,138,706         2,653,880         1,975,265         1,297,308           571,999
  Administration Fees                                350,000           350,000           350,000           350,000           350,000
  Servicing Fees                                     440,000           440,000           440,000           440,000           440,000
  Over-collateralization                             110,000           110,000           110,000           110,000           110,000
                                              --------------------------------------------------------------------------------------
A Transition Bond Periodic Payment
  Requirement                                     13,438,922        13,484,342        13,365,883        13,279,679        13,179,504

B Less TBC Billed & Expected to be                 3,310,600           869,931         1,083,464         1,054,949         1,049,994
  Collected During the Upcoming Period
                                              --------------------------------------------------------------------------------------
C Transition Bond Debt Service to be
  Collected During the Period                     10,128,323        12,614,411        12,282,420        12,224,731        12,129,510

D True-up Adjustment for Under/(Over)
  Collections of Prior Period
                                              --------------------------------------------------------------------------------------
E Total TBC to be Billed and Collected
  During the Period                               10,128,323        12,614,411        12,282,420        12,224,731        12,129,510

F Projected Kwh's to be Delivered,            11,754,860,766    11,901,796,526    12,050,568,982    12,201,201,095    12,353,716,108
  Billed, & Cash Collected During
  the Period

G TBC Rate per Kwh Before Sales Tax
  ($ per Kwh)                                       0.000862          0.001060          0.001019          0.001002          0.000982

H TBC Rate per Kwh Including Sales Tax
  ($ per Kwh)                                       0.000913          0.001123          0.001080          0.001062          0.001041

  Kwh's Billed                                12,896,033,066    13,057,233,480    13,220,448,898    13,385,704,509    13,553,025,816
  TBC Charged                                     11,111,589        13,839,029        13,474,808        13,411,518        13,307,054


A = Total Annual Transition Bond Debt Service Requirement and Fees Related to
    Debt Service (See Exhibit C-1)
B = TBC revenues billed in the prior period and expected to be collected in the current period. (prior period G times kwh's billed during the prior period less actual period collections and expected uncollectable accounts)
C = Amount of Total Debt service required to be funded through TBC collections during the period.  (A minus B)
D = Amount of Under or (Over) collection of the prior period TBC as computed under the methodology described in Exhibit C-3.
E = total amount required to be collected during the upcoming period through the
    TBC (C plus D).
F = Projected kwh's that will be sold, delivered, billed, and collected during the upcoming period. This amount is computed by multiplying forecasted kwh sales on a monthly basis times a percentage expected to be collected in cash each month subsequent to the sale. The collection percentage is developed based on historical collection experience inherent in ACE's electric sales. See Exhibit C-4.
G = TBC before statutory addition of sales tax (E divided by F).
H = TBC including statutory addition of sales tax (G times 1.06).


                                Kwh's
                                Billed                Year 1            Year 2            Year 3            Year 4            Year 5
                                -----------------------------   --------------------------------------------------------------------

                                Residential    3,868,332,873     4,098,874,211     4,133,816,807     4,166,706,316     4,199,181,568
                                Commercial     4,801,738,667     5,440,065,246     5,555,304,365     5,669,370,173     5,782,916,857
                                Industrial     1,196,663,940     1,247,440,337     1,250,484,860     1,253,664,847     1,256,800,869
                                              ---------------   --------------------------------------------------------------------
                                               9,866,735,480    10,786,379,794    10,939,606,032    11,089,741,336    11,238,899,294
                                              ===============   ====================================================================


                                Kwh's
                                Billed                Year 6            Year 7            Year 8            Year 9           Year 10
                                ---------------------------------------------------------------------------------------------------

                                Residential    4,230,102,772     4,260,902,102     4,311,011,773     4,364,899,421     4,419,460,663
                                Commercial     5,896,290,679     6,009,704,973     6,088,130,453     6,164,232,084     6,241,284,985
                                Industrial     1,259,395,074     1,262,118,928     1,276,906,075     1,292,867,401     1,309,028,244
                                              --------------------------------------------------------------------------------------
                                              11,385,788,525    11,532,726,004    11,676,048,302    11,821,998,906    11,969,773,892
                                              ======================================================================================


                                Kwh's
                                Billed               Year 11           Year 12           Year 13           Year 14           Year 15
                                ----------------------------------------------------------------------------------------------------

                                Residential    4,474,703,922     4,530,637,721     4,587,270,692     4,644,611,576     4,702,669,220
                                Commercial     6,319,301,047     6,398,292,310     6,478,270,964     6,559,249,351     6,641,239,968
                                Industrial     1,325,391,097     1,341,958,485     1,358,732,966     1,375,717,129     1,392,913,593
                                              --------------------------------------------------------------------------------------
                                              12,119,396,066    12,270,888,517    12,424,274,623    12,579,578,056    12,736,822,781
                                              ======================================================================================


                                Kwh's
                                Billed               Year 16           Year 17           Year 18           Year 19           Year 20
                                ----------------------------------------------------------------------------------------------------

                                Residential    4,761,452,586     4,820,970,743     4,881,232,877     4,942,248,288     5,004,026,392
                                Commercial     6,724,255,468     6,808,308,661     6,893,412,520     6,979,580,176     7,066,824,928
                                Industrial     1,410,325,013     1,427,954,075     1,445,803,501     1,463,876,045     1,482,174,495
                                              --------------------------------------------------------------------------------------
                                              12,896,033,066    13,057,233,480    13,220,448,898    13,385,704,509    13,553,025,816
                                              ======================================================================================

Exhibit B MTC-Tax Charge Development & True-Up

                                                              Year 1          Year 2          Year 3          Year 4          Year 5
                                                     ----------------  -------------------------------------------------------------
A  Forecasted TBC Billed (excluding sales tax)            45,707,452      41,405,452      42,481,496      42,770,681      43,156,758
   (TBC Rate times forecasted kwh sales)

B  Forecasted MTC-Tax Billed (excluding sales tax)        16,927,705      11,041,277      13,489,467      13,872,664      14,675,855
   (MTC-Tax Rate times forecasted kwh sales)
                                                     ----------------  -------------------------------------------------------------
C  Total Taxable Revenue                                  62,635,156      52,446,729      55,970,963      56,643,345      57,832,613

   Less Deductible Expenses:

   Interest on Transition Bonds                           22,735,228      22,032,337      21,437,789      20,775,165      20,087,128
   Amortization of Transition Bond Issuance Expense          958,350         958,350         958,350         958,350         958,350
   Uncollectables                                            624,799         528,959         565,832         576,900         589,175
   Administration and Servicing Fees                         790,000         790,000         790,000         790,000         790,000
   Other                                                           -               -               -               -               -
                                                     ----------------  -------------------------------------------------------------
D  Total Deductions                                       25,108,377      24,309,646      23,751,971      23,100,415      22,424,654

E  Taxable Income                                         37,526,780      28,137,083      32,218,992      33,542,930      35,407,959

F  Tax Rate                                                   40.85%          40.85%          40.85%          40.85%          40.85%
                                                     ----------------  -------------------------------------------------------------
G  Tax Obligation                                         15,329,689      11,493,998      13,161,458      13,702,287      14,464,151

H  Less MTC-Tax Billed and expected to be                                  1,429,158         865,078       1,056,717       1,086,533
     collected during the upcoming period
                                                     ----------------  -------------------------------------------------------------
I  Tax to be billed & collected                           15,329,689      10,064,841      12,296,381      12,645,570      13,377,618

J  Projected kwh's to be delivered, billed and         8,935,292,434   9,832,485,684   9,972,043,801  10,108,808,512  10,244,698,489
     cash collected during the period

K  MTC -Tax Charge before sales tax ($ per kwh)             0.001716        0.001024        0.001233        0.001251        0.001306

L  MTC-Tax Charge including sales tax ($ per kwh)           0.001819        0.001085        0.001307        0.001326        0.001384


                                                              Year 6          Year 7          Year 8          Year 9         Year 10
                                                     -------------------------------------------------------------------------------
A  Forecasted TBC Billed (excluding sales tax)            43,503,478      43,588,311      43,662,366      43,713,816      43,616,210
   (TBC Rate times forecasted kwh sales)

B  Forecasted MTC-Tax Billed (excluding sales tax)        15,449,096      16,256,948      17,127,283      18,036,689      18,985,437
   (MTC-Tax Rate times forecasted kwh sales)
                                                     -------------------------------------------------------------------------------
C  Total Taxable Revenue                                  58,952,573      59,845,259      60,789,649      61,750,505      62,601,647


   Less Deductible Expenses:

   Interest on Transition Bonds                           19,315,722      18,245,274      17,083,911      15,838,458      14,388,104
   Amortization of Transition Bond Issuance Expense          958,350         958,350         958,350         958,350         958,350
   Uncollectables                                            602,142         615,159         624,807         634,880         645,088
   Administration and Servicing Fees                         790,000         790,000         790,000         790,000         790,000
   Other                                                           -               -               -               -               -
                                                     -------------------------------------------------------------------------------
D  Total Deductions                                       21,666,214      20,608,783      19,457,068      18,221,688      16,781,542

E  Taxable Income                                         37,286,359      39,236,476      41,332,581      43,528,817      45,820,105

F  Tax Rate                                                   40.85%          40.85%          40.85%          40.85%          40.85%
                                                     -------------------------------------------------------------------------------
G  Tax Obligation                                         15,231,478      16,028,100      16,884,359      17,781,522      18,717,513

H  Less MTC-Tax Billed and expected to be                  1,149,212       1,209,612       1,272,673       1,340,903       1,412,101
     collected during the upcoming period
                                                     -------------------------------------------------------------------------------
I  Tax to be billed & collected                           14,082,266      14,818,488      15,611,686      16,440,619      17,305,412

J  Projected kwh's to be delivered, billed and        10,378,452,082  10,512,278,213  10,642,832,674  10,775,868,083  10,910,566,434
     cash collected during the period

K  MTC -Tax Charge before sales tax ($ per kwh)             0.001357        0.001410        0.001467        0.001526        0.001586

L  MTC-Tax Charge including sales tax ($ per kwh)           0.001438        0.001494        0.001555        0.001617        0.001681


                                                             Year 11         Year 12         Year 13         Year 14         Year 15
                                                     -------------------------------------------------------------------------------
A  Forecasted TBC Billed (excluding sales tax)            43,504,893      43,388,780      43,208,965      42,760,281      42,286,117
   (TBC Rate times forecasted kwh sales)

B  Forecasted MTC-Tax Billed (excluding sales tax)        19,994,550      21,054,698      22,165,578      23,320,074      24,554,697
   (MTC-Tax Rate times forecasted kwh sales)
                                                     ---------------  --------------------------------------------------------------
C  Total Taxable Revenue                                  63,499,443      64,443,478      65,374,543      66,080,355      66,840,814


   Less Deductible Expenses:

   Interest on Transition Bonds                           12,843,092      11,218,494       9,457,474       7,364,369       5,140,720
   Amortization of Transition Bond Issuance Expense          958,350         958,350         958,350         958,350         958,350
   Uncollectables                                            654,373         664,037         674,168         684,087         692,046
   Administration and Servicing Fees                         790,000         790,000         790,000         790,000         790,000
   Other                                                           -               -               -               -               -
                                                     ---------------  --------------------------------------------------------------
D  Total Deductions                                       15,245,815      13,630,880      11,879,992       9,796,806       7,581,115

E  Taxable Income                                         48,253,628      50,812,597      53,494,552      56,283,549      59,259,699

F  Tax Rate                                                   40.85%          40.85%          40.85%          40.85%          40.85%
                                                     ---------------  --------------------------------------------------------------
G  Tax Obligation                                         19,711,607      20,756,946      21,852,524      22,991,830      24,207,587

H  Less MTC-Tax Billed and expected to be                  1,486,379       1,565,382       1,648,382       1,735,353       1,825,739
     collected during the upcoming period
                                                     ---------------  --------------------------------------------------------------
I  Tax to be billed & collected                           18,225,229      19,191,564      20,204,142      21,256,477      22,381,848

J  Projected kwh's to be delivered, billed and        11,046,948,514  11,185,035,371  11,324,848,313  11,466,408,917  11,609,739,028
     cash collected during the period

K  MTC -Tax Charge before sales tax ($ per kwh)             0.001650        0.001716        0.001784        0.001854        0.001928

L  MTC-Tax Charge including sales tax ($ per kwh)           0.001749        0.001819        0.001891        0.001965        0.002044


                                                             Year 16         Year 17         Year 18         Year 19         Year 20
                                                     ---------------  --------------------------------------------------------------
A  Forecasted TBC Billed (excluding sales tax)            11,111,589      13,839,029      13,474,808      13,411,518      13,307,054
   (TBC Rate times forecasted kwh sales)

B  Forecasted MTC-Tax Billed (excluding sales tax)           871,358       7,373,839       6,600,620       7,218,086       7,623,349
   (MTC-Tax Rate times forecasted kwh sales)
                                                     ---------------  --------------------------------------------------------------
C  Total Taxable Revenue                                  11,982,947      21,212,869      20,075,428      20,629,604      20,930,403


   Less Deductible Expenses:

   Interest on Transition Bonds                            3,138,706       2,653,880       1,975,265       1,297,308         571,999
   Amortization of Transition Bond Issuance Expense          958,350         958,350         958,350         958,350         958,350
   Uncollectables                                            445,586         189,963         210,243         212,780         216,260
   Administration and Servicing Fees                         790,000         790,000         790,000         790,000         790,000
   Other                                                           -               -               -               -               -
                                                     ---------------  --------------------------------------------------------------
D  Total Deductions                                        5,332,641       4,592,193       3,933,858       3,258,437       2,536,609

E  Taxable Income                                          6,650,306      16,620,676      16,141,570      17,371,167      18,393,794

F  Tax Rate                                                   40.85%          40.85%          40.85%          40.85%          40.85%
                                                     ---------------  --------------------------------------------------------------
G  Tax Obligation                                          2,716,650       6,789,546       6,593,831       7,096,122       7,513,865

H  Less MTC-Tax Billed and expected to be                  1,922,399          68,219         577,301         516,766         565,107
     collected during the upcoming period
                                                     ---------------  --------------------------------------------------------------
I  Tax to be billed & collected                              794,251       6,721,327       6,016,530       6,579,356       6,948,758

J  Projected kwh's to be delivered, billed and        11,754,860,766  11,901,796,526  12,050,568,982  12,201,201,095  12,353,716,108
     cash collected during the period

K  MTC -Tax Charge before sales tax ($ per kwh)             0.000068        0.000565        0.000499        0.000539        0.000562

L  MTC-Tax Charge including sales tax ($ per kwh)           0.000072        0.000599        0.000529        0.000572        0.000596

Exhibit B MTC-Tax Charge Development & True-Up
Line Item Descriptions


A = Total forecasted taxable revenue from the TBC equal to the TBC rate
    (excluding sales tax) multiplied by forecasted kwh sales for the period.
B = Total forecasted taxable revenue from the MTC - Tax Charge equal to the MTC
    - Tax Rate (excluding sales tax) times forecasted kwh sales for the period. Note that this computation is circular since this amount is used in developing the MTC - Tax Charge Rate. Therefore the amount of the MTC - Tax Charge Rate and the forecasted taxable revenue must be solved simultaneously in an iterative computation.
C = Total taxable revenue associated with the transition bonds (A plus B) (See
    Exhibit C-1 of Petition).
D = All deductible expenses associated with the transition bonds (See Exhibit
    C-1 of Petition). Amortization (See Ex. C-1 of Petition.) Amortization of transition bond issuance costs equals issuance costs divided by term of the transition bonds. Deduction for uncollectable accounts is estimated based on historical collection experience.
E = Taxable Income (C minus D).
F = Effective Tax Rate (NJ Corporate Business Tax Rate = 9%, Federal Tax Rate =
    35%).
G = Total Income Tax obligation (E times F). H = MTC -Tax Charge revenues billed in the prior period and expected to be collected in the current period (prior period K times kwh billed during the prior period less actual prior period collections and expected uncollectable accounts).
I = Amount of Total Income Tax obligation required to be funded through MTC -
    Tax collections during the period.
J = Projected kwh's that will be sold, delivered, billed, and collected during the upcoming period. The amount is computed by multiplying forecasted kwh sales on a monthly basis times a percentage expected to be collected in cash each month subsequent to the sale. The collection percentage is developed based on historical collection experience. This methodology takes into account the collection lag and uncollectable experience inherent in ACE's electric sales (See Exhibit C-4 of the Petition).
K = MTC -Tax Charge Rate before statutory addition of sales tax (I divided by
    J).
L = MTC - Tax Charge Rate including statutory addition of sales tax (K times
    1.06).

         In the Matter of the Petition of Atlantic City Electric Company
                    for a Bondable Stranded Costs Rate Order
                   in Accordance with N.J.S.A. 48:3-49 et seq.
                           BPU Docket No. EF 01060394

--------------------------------------------------------------------------------

Dr. Fred Grygiel, Chief Economist          Ray Lamboy, DAG
Office of the Economist                    Department of Law & Public Safety
Board of Public Utilities                  Division of Law
Two Gateway Center                         124 Halsey Street, P.O. Box 45029
Newark, NJ 07102                           Newark, NJ 07101
Phone:  (973) 648-3860                     Phone:  (973) 648-4726
Fax:  (973) 648-4410                       Fax:  (973) 648-3879

Mark Beyer, Manager                        Seema M. Singh, Director
Office of the Economist                    Division of Ratepayer Advocate
Board of Public Utilities                  31 Clinton Street, 11th Fl.,
Two Gateway Center                         P.O. Box 46005
Newark, NJ 07102                           Newark, NJ 07101
Phone:  (973) 648-3414                     Phone:  (973) 648-7112
Fax:  (973) 648-4410                       Fax:  (973) 624-1047

Nusha Wyner, Director                      Badrhn Ubushin, Esq.
Division of Energy                         Division of Ratepayer Advocate
Board of Public Utilities                  31 Clinton Street, 11th Fl.,
Two Gateway Center                         P.O. Box 46005
Newark, NJ 07102                           Newark, NJ 07101
Phone:  (973) 648-7290                     Phone:  (973) 648-2690
Fax:  (973) 648-2467                       Fax:  (973) 624-1047

George Riepe                               Stephen B. Genzer, Esq.
Division of Energy                         LeBoeuf, Lamb, Greene & MacRae, LLP
Board of Public Utilities                  One Riverfront Plaza, 6th Floor
Two Gateway Center                         Newark, NJ 07102-5490
Newark, NJ 07102                           Phone:  (973) 643-8000
Phone:  (973) 648-2160                     Fax:  (973) 643-6111
Fax:  (973) 648-2467
                                           Mark L. Mucci, Esq.
Elise Goldblat, SDAG                       LeBoeuf, Lamb, Greene & MacRae, LLP
Department of Law & Public Safety          One Riverfront Plaza, 6th Floor
Division of Law                            Newark, NJ 07102-5490
124 Halsey Street, P.O. Box 45029          Phone:  (973) 643-8000
Newark, NJ 07101                           Fax:  (973) 643-6111
Phone:  (973) 648-3174
Fax:  (973) 648-3879

Colleen A. Foley, Esq.                     Geoffrey Hurley, Esq.
LeBoeuf, Lamb, Greene & MacRae, LLP        Latham & Watkins
One Riverfront Plaza, 6th Floor            885 Third Avenue
Newark, NJ 07102-5490                      New York, NY  10022
Phone:  (973) 643-6662                     Phone: (212) 906-1243
Fax:  (973) 643-6111
                                           Jack Kattan
Charles F. Morgan                          Morgan Stanley
Manager, Regulatory Restructuring          1585 Broadway
Conectiv Power Delivery                    New York, NY 10036
5100 Harding Highway, Suite 155            Phone: (212) 761-1850
Mays Landing, NJ 08330                     Fax: (212) 761-0872
Phone:  (609) 625-5856
Fax:  (609) 625-5838                       Andrea Zana
                                           Morgan Stanley
Donna Kinzel                               1585 Broadway
Assistant Treasurer                        New York, NY 10036
Conectiv
800 King Street                            David Rush
P.O. Box 231 Wilmington, DE 19899          Bear Stearns & Co., Inc.
Phone: (302) 429-3004                      245 Park Avenue
Fax: (302) 429-3188                        New York, NY 10167

Jay Ziminsky, Finance Manager              James A. Rothschild
Treasury Department                        Rothschild Financial Consulting
Conectiv                                   115 Scarlet Oak Drive
800 King Street                            Wilton, CT  06897
P.O. Box 231 Wilmington, DE 19899
Phone: (302) 429-3115
Fax: (302) 429-3006

Thomas P. Dwyer, Esq.
Special Counsel
Conectiv
800 King Street
P.O. Box 231 Wilmington, DE 19899
Phone: (302) 429-3045
Fax: (302) 429-3188